Exhibit 1

Semi-annual Financial Report

(Japanese GAAP)

This report is an English translation of “Hanki-Houkokusho” as of and for the six months ended
September 30, 2005, filed on December 20, 2005 through Electronic Disclosure for Investors’ Network
(EDINET), pursuant to the Japanese Securities and Exchange Law, Regulation Section 27-30 Paragraph 2.

Document for filing:	Semi-annual Financial Report

Administrative division for filing to:	Director of Kanto Local Finance Bureau

Filing date:	December 20, 2005

Period of Semi-annual Financial Report for:	April 1, 2005 to September 30, 2005

Company name (in English):	NISSIN CO., LTD.

Representative:	Kunihiko Sakioka, President & Executive Officer

Location of Matsuyama Head Office:	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime (The address above is the registered head office; the actual principal executive office is the Tokyo Head Office indicated below)

Telephone:	+ 81-89-943-2400

Contact:	Shigeharu Nakashima, General Manager of Controller’s Department

Location of Tokyo Head Office:	6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo

Telephone:	+ 81-3-3348-2424

Contact:	Shigeharu Nakashima, General Manager of Controller’s Department

Location where the filing is available to the public:	Tokyo Head Office, Nissin Co., Ltd. (6-1, Nishi-shinjuku 1-chome, Shinjuku-ku, Tokyo)
Osaka Branch Office, Nissin Co., Ltd. (2-27, Shiromi 1-chome, Chuo-ku, Osaka City, Osaka)
Omiya Loan Center, Nissin Co., Ltd. (23-1, Kishiki-cho 1-chome, Omiya-ku, Saitama City, Saitama)
Chiba-chuo Loan Office, Nissin Co., Ltd. (14-13, Fujimi 1-chome, Chuo-ku, Chiba City, Chiba)
Yokohama Higashiguchi Loan Office, Nissin Co., Ltd. (5-32, Kinko-cho, Kanagawa-ku, Yokohama City, Kanagawa)
Nagoya Loan Center, Nissin Co., Ltd. (5-31, Nishiki 3-chome, Naka-ku, Nagoya City, Aichi)
Sannomiya Loan Office, Nissin Co., Ltd. (2-20, Gokodori 4-chome, Chuo-ku, Kobe City, Hyogo)
Tokyo Stock Exchange, Inc. (2-1, Nihonbashi Kabuto-cho, Chuo-ku, Tokyo)

Semi-annual Financial Report

FIRST SECTION:  CORPORATE INFORMATION

Note:	All amounts in these financial statements are rounded down to the nearest unit.

ITEM 1.	OVERVIEW OF THE CORPORATION

1.	Key Financial Data and Trends

	Six Months Ended / As of September 30,			Year Ended / As of March 31,
	2003	2004	2005	2004	2005

	(in millions except percentages, shares, per share data and number of employees)

Consolidated Financial Data:
Operating revenues	¥22,958	¥20,813	¥28,387	¥45,693	¥45,867
Ordinary income	5,543	4,770	5,217	11,112	8,592
Net income	2,783	6,054	4,989	6,186	6,525
Shareholders’ equity	46,605	59,585	67,490	53,832	65,793
Total assets	195,600	189,898	249,877	207,955	226,287
Shareholders’ equity per share (in yen)	377.41	234.07	105.57	425.90	127.11
Net income per share (in yen):
Basic	22.16	23.88	7.96	49.04	12.67
Diluted	—	20.92	7.35	45.21	11.53
Shareholders’ equity ratio (%)	23.8	31.4	27.0	25.9	29.1
Net cash provided by (used in) operating activities	6,780	35,116	(13,036)	5,053	16,202
Net cash provided by (used in) investing activities	25	(10,902)	(6,139)	(2,184)	(15,825)
Net cash (used in) provided by financing activities	(11,160)	(22,851)	19,695	(6,237)	4,765
Cash and cash equivalents at end of period	19,257	21,605	25,958	20,243	25,376
Number of employees (persons)	925	849	867	851	818
Average number of temporary employees (persons)	84	82	102	94	85

Non-consolidated Financial Data:
Operating revenues	20,799	16,805	16,047	40,795	32,370
Ordinary income	5,241	4,432	3,547	10,596	7,989
Net income	2,665	4,567	4,309	5,483	6,279
Common stock	6,610	7,245	8,802	7,218	7,779
Issued shares (in thousand shares)	132,624	269,641	666,077	134,726	544,668
Shareholders’ equity	46,503	57,426	64,987	53,150	64,861
Total assets	191,318	179,111	219,613	201,733	206,782
Shareholders’ equity per share (in yen)	376.58	225.59	101.65	420.58	125.32
Net income per share (in yen):
Basic	21.21	18.01	6.88	43.49	12.21
Diluted	—	16.42	6.38	40.19	11.20
Dividends per share for corresponding period (in yen)	3.75	2.75	2.00	8.50	3.875
Shareholders’ equity ratio (%)	24.3	32.1	29.6	26.4	31.4
Number of employees (persons)	890	743	715	785	680
Average number of temporary employees (persons)	80	73	92	86	74

Semi-annual Financial Report

Notes:	1)	Consumption taxes are excluded from operating revenues.

	2)	Diluted net income per share for the six months ended September 30, 2003 is not presented, as there was no dilutive effect for the corresponding period.

	3)	On May 20, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.

	4)	On November 19, 2004, Nissin Co., Ltd. completed a 2-for-1 stock split.

	5)	On May 20 2005, Nissin Co., Ltd. completed a 1.2-for-1 stock split.

	6)	The half-year dividends per share for the six months ended September 30, 2004 and the annual dividends per share for the year ended March 31, 2005 include the ¥0.5 commemorative dividend in connection with the listing of a subsidiary’s shares on the stock exchange, respectively.

Semi-annual Financial Report

2.	Description of Business

Principal business segments of Nissin Co., Ltd. (“NISSIN”) and its subsidiaries and affiliates (collectively the “Company”) have not significantly changed during the six months ended September 30, 2005.

3.	Overview of Subsidiaries and Affiliates

There were no significant changes in consolidated subsidiaries and equity-method affiliates during the six months ended September 30, 2005.

4.	Employees

(1)	Employees of the Company

September 30, 2005

	Integrated	Loan	Other
	Financial Services	Servicing	Businesses	Total

(persons)

Number of Employees	777 (93)	64 (7)	26 (2)	867 (102)

Notes:	1)	Each number presented in parentheses is the average number of temporary employees for the six month period, which is not included in the relevant number of full-time employees.

	2)	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies.

(2)	Employees of NISSIN

September 30, 2005

(persons)

Number of Employees	715 (92)

Notes:	1)	The number presented in parentheses is the average number of temporary employees for the six month period, which is not included in the relevant number of full-time employees.

	2)	Temporary employees include part-timers and persons with short-term contracts, net of temporary employees dispatched from personnel agencies.

(3)	Labor Union

None of the Company’s employees are members of any labor union. The relations between management and labor are excellent.

Semi-annual Financial Report

ITEM 2.	OVERVIEW OF BUSINESS

1.	Summary of Operating Results

(1)	Business Performance

For the six months ended September 30, 2005, the Japanese economy showed signs of briskness in corporate profitability and business confidence, especially centering on major companies, and signs of rises in the stock and real estate markets, caused by inflow of funds from certain companies. These trends also led to improvements in employment and personal consumption. On the other hand, the Japanese economy still faces several uncertainties such as inflation in raw materials caused by the expansion of production activities, fiscal reconstruction, and the social security system; therefore the environment remained severe for necessary funding for corporate growth of uncreditworthy small to medium-sized enterprises and venture companies. In the business owners loan industry and the consumer finance industry in which we operate our core business, integrated financial services, competition in customer acquisition became more intensified due to further market cultivation by large financial institutions and major consumer finance companies as well as different types of businesses including IT companies, and the situation led to increased competition even in niche markets such as debt-consolidation loans. Moreover, in the leasing business, the volume of lease deals has been increasing due to capital investment backed by an economic recovery, and in the loan servicing industry, acquisition of specific money claims has been competitive as disposal of nonperforming loans by mega-banks reached its peak.

In this business environment, while aiming at progress towards our goal of becoming a “Total Financial Solution Provider”, we have focused our efforts on the expansion of financial solutions and enhancement of derived businesses centering on our integrated financial services and loan servicing business in order to serve as a “Financial One Stop Service” for our customers.

As a result of these efforts, operating assets as of September 30, 2005 was ¥182,206 million, an increase of ¥33,592 million, or 22.6%, compared with the balance at the end of the corresponding period of the previous fiscal year. This is attributable to an increase in notes and loans receivable, an increase in purchase loans receivable and real estate acquired for sale due to expansion of loan servicing business, and an increase in the total assets held for leases and installment loans due to expansion of leasing business.

Total operating revenues for the six months ended September 30, 2005 was ¥28,387 million, an increase of ¥7,573 million, or 36.4%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in revenue from purchased loans and real estate acquired for sale in the loan servicing business and an increase in revenue from leases and installment loans due to expansion of the leasing business, despite a decrease in interest income from notes and loans receivable due to a decline in lending interest rates in connection with acquisitions of high quality receivables through real estate financing and other, and elimination of interest income from consumer loans receivable sold in June 2004.

Operating income, in addition, for the six months ended September 30, 2005 was ¥5,234 million, an increase of ¥631 million, or 13.7%, compared with the corresponding period of the previous fiscal year. This is attributable to an increase in costs of purchased loans collected and costs of leases and installment loans, while financial costs decreased due to diversified fund procurement such as commitment lines and issuance of bonds, and negotiation with banks on terms and conditions of borrowings.

Consequently, ordinary income for the six months ended September 30, 2005 was ¥5,217 million, an increase of ¥447 million, or 9.4%, compared with the corresponding period of the previous fiscal year.

Net income for the six months ended September 30, 2005 was ¥4,989 million, a decrease of ¥1,064 million, or 17.6%, compared with the corresponding period of the previous fiscal year. This is attributable to a reversal of allowance for loan losses due to the sales of consumer loans and a gain on equity change in a subsidiary due to the listing of Nissin Servicer Co., Ltd. on the Mothers Market of the Tokyo Stock Exchange, both of which incurred in the corresponding period of the previous fiscal year, despite a gain on sale of investment securities for the six months ended September 30, 2005.

Semi-annual Financial Report

Operating results of the various group segments are described below:

1.	Integrated Financial Services

I.	Loans

In the loan business, which is our core business, we focused on enhancement of financing for real estate developers mainly promoted by the Real Estate Finance Department. In addition, the Central Office Sales Department, the Osaka Sales Department, and 36 branch offices in the Sales & Marketing Control Division concentrated on business owner loans, and we integrated operations related to our Wide loans, which are loans to consumers, into 7 branch offices in the Tie-up Loan Department for sales extension with promotion of efficient and effective customer services.

As a result of these efforts, the total balance of loans outstanding as of September 30, 2005, was ¥154,810 million, an increase of ¥17,288 million, or 12.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

II.	Credit Guarantees

In the credit guarantee business, we focused our efforts on business expansion and promoting efficiency by pursuing synergistic effects by utilizing our credit expertise developed through our experiences in the loan business and our alliance company’s customer databases and established brand value.

Our main alliance companies are:

•	Sanyo Club Co., Ltd. (A subsidiary of Sanyo Electric Credit Co., Ltd.)

•	Shinsei Business Finance Co., Ltd. (A Joint Venture with Shinsei Bank, Limited; An equity-method affiliate)

•	Chuo Mitsui Finance Service Co., Ltd. (A Joint Venture with The Chuo Mitsui Trust and Banking Co., Ltd.; An equity-method affiliate)

As a result of these efforts, the balance of guaranteed borrowings outstanding before the deduction of reserves for guarantee losses as of September 30, 2005 was ¥10,172 million, an increase of ¥4,508 million, or 79.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

III.	Leasing

In the leasing business, NIS Lease Co., Ltd. focused on providing financial services such as leases and installment loans which were able to meet capital needs, such as capital necessary for opening or expanding businesses, of small and medium-sized businesses that had experienced difficulties in fulfilling their financial needs in the existing lease market. As a result of these efforts, the total assets held for leases and installment loans, net of unrealized revenue from installment loans, were ¥7,547 million, an increase of ¥4,410 million, or 140.6%, compared with the balance at the end of the corresponding period of the previous fiscal year.

In addition, Matsuyama Nissin Leasing (Shanghai) Co., Ltd., changed its business name from Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., and obtained leasing license in China on September 14, 2005.

IV.	Securities

In the securities business, NIS Securities Co., Ltd. promotes the investment banking business, which provides proposals and offers for funding techniques with securitization through composition of funds and other, as well as underwriting and distributing stocks, debts, and commercial papers of small and medium-sized enterprises as well as composition of funds.

Semi-annual Financial Report

As a result of these efforts, operating revenue from integrated financial services for the six months ended September 30, 2005 was ¥18,194 million, an increase of ¥918 million, or 5.3%, and the operating income from integrated financial services was ¥2,916 million, a decrease of ¥839 million, or 22.4%, compared with the corresponding period of the previous fiscal year.

2.	Loan Servicing

In the loan servicing business, Nissin Servicer Co., Ltd. promoted acquisition of specific money claims through a proactive approach to financial institutions, sales of real estate acquired for sale, and efficient collecting activities which took into consideration the customers’ revitalization and profitability. As a result of these efforts, the total of purchased loans receivable and real estate acquired for sale as of September 30, 2005 were ¥18,491 million, an increase of ¥11,051 million, or 148.6%, the operating revenue from loan servicing for the six months ended September 30, 2005 was ¥9,380 million, an increase of ¥6,035 million, or 180.4%, and the operating income from loan servicing was ¥2,133 million, an increase of ¥1,299 million, or 156.0%, compared with the corresponding period of the previous fiscal year, respectively.

3.	Other Businesses

In other businesses, we are operating investment in profitable real estate properties promoted by NIS Property Co., Ltd., life and non-life insurance agency business, business owner support services, and so forth. As a result of these efforts, the operating revenue from other businesses for the six months ended September 30, 2005 was ¥812 million, an increase of ¥619 million, or 320.0%, compared with the corresponding period of the previous fiscal year, and the operating losses from other businesses were ¥112 million, compared to ¥17 million for the corresponding period of the previous fiscal year.

(2)	Cash Flows

As of September 30, 2005, cash and cash equivalents (“cash”) was ¥25,958 million, an increase of ¥581 million, compared with the end of the previous fiscal year. Overviews of each cash flow are as following:

(Cash Flows From Operating Activities)

Cash flows from operating activities used ¥13,036 million for the six months ended September 30, 2005 and provided ¥35,116 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥13,839 million used in net origination of notes and loans receivable, compared to ¥32,850 million provided by net collection of notes and loans receivable for the corresponding period of the previous fiscal year, ¥3,015 million used in net acquisitions of purchased loans receivable, compared to ¥1,736 million used in the corresponding period of the previous fiscal year, and ¥2,523 million used in net acquisitions of assets held for leases and net origination of installment loans, compared to ¥2,878 million used in the corresponding period of the previous fiscal year, while income before income taxes was ¥9,092 million, a decrease of ¥503 million, compared with the corresponding period of the previous fiscal year.

(Cash Flows From Investing Activities)

Cash flows from investing activities used ¥6,139 million for the six months ended September 30, 2005, compared to ¥10,902 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥1,885 million used in net increase of investment securities, compared to ¥4,466 million for the corresponding period of the previous fiscal year, and ¥4,626 million used in net payments for capital contributions, compared to ¥3,697 million for the corresponding period of the previous fiscal year.

(Cash Flows From Financing Activities)

Cash flows from financing activities provided ¥19,695 million for the six months ended September 30, 2005 and used ¥22,851 million for the corresponding period of the previous fiscal year. This change is mainly attributable to ¥20,148 million provided by net proceeds from interest-bearing debt, compared to ¥25,207 million used in net repayments for the corresponding period of the previous fiscal year.

Semi-annual Financial Report

2.	Operating Results

(1)	Operating Results of the Company

1.	Operating Revenues by Business Segment

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Interest income from notes and loans receivable:
Small business owner loans	¥5,488	26.4%	¥5,508	19.4%	¥11,069	24.2%
Business Timely loans	2,412	11.6	2,754	9.7	4,919	10.7
Secured loans	365	1.7	904	3.2	949	2.1
Notes receivable	35	0.2	10	0.0	45	0.1
Wide loans	5,443	26.2	4,399	15.5	10,280	22.4
Consumer loans	1,654	7.9	360	1.3	1,984	4.3

Total interest income from notes and loans receivable	15,398	74.0	13,938	49.1	29,250	63.8

Other financial income	0	0.0	0	0.0	0	0.0

Other operating income:
Loan origination fees	619	3.0	880	3.1	1,367	3.0
Recovery from loans previously charged off	370	1.8	318	1.1	711	1.5
Guarantee fees received	353	1.7	621	2.2	844	1.8
Revenue from leases and installment loans	484	2.3	2,057	7.3	1,657	3.6
Other	47	0.2	377	1.3	211	0.5

Total other operating income	1,876	9.0	4,255	15.0	4,792	10.4

Sub-total	17,275	83.0	18,194	64.1	34,043	74.2

Loan servicing
Revenue from purchased loans	3,055	14.7	4,968	17.5	10,095	22.0
Other operating income	289	1.4	4,412	15.5	1,575	3.4

Sub-total	3,344	16.1	9,380	33.0	11,670	25.4

Other businesses
Other operating income	193	0.9	812	2.9	154	0.4

Total	¥20,813	100.0%	¥28,387	100.0%	¥45,867	100.0%

Notes:	1)	Business segments presented above are identical to the business segments presented in “Business Segment Information”.

	2)	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

2.	Operating Assets by Business Segment

	September 30,				March 31,
	2004		2005		2005
		Percentage		Percentage		Percentage
	Amount	of Total	Amount	of Total	Amount	of Total

	(in millions except percentages)
Integrated financial services
Notes and loans receivable:
Small business owner loans	¥54,724	36.8%	¥56,333	30.9%	¥56,958	34.0%
Business Timely loans	19,198	12.9	23,693	13.0	20,862	12.5
Secured loans	10,189	6.9	28,569	15.7	18,385	11.0
Notes receivable	155	0.1	139	0.1	145	0.1
Wide loans	50,878	34.2	43,119	23.7	46,128	27.5
Consumer loans	2,374	1.6	2,955	1.6	2,827	1.7

Total notes and loans receivable	137,521	92.5	154,810	85.0	145,307	86.8
Assets held for leases and installment loans	3,137	2.1	7,547	4.1	5,756	3.4
Other	515	0.4	1,356	0.7	893	0.5

Sub-total	141,174	95.0	163,715	89.8	151,958	90.7

Loan servicing
Purchased loans receivable and real estate acquired for sale	7,439	5.0	18,491	10.2	15,531	9.3

Total	¥148,613	100.0%	¥182,206	100.0%	¥167,489	100.0%

Notes:	1)	Installment loans included in “Assets held for leases and installment loans” represents the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	2)	Other than those presented above, guaranteed borrowings outstanding in connection with the credit guarantee business in integrated financial services are as follows:

	September 30,		March 31,
	2004	2005	2005
	Amount	Amount	Amount

	(in millions)

Guaranteed borrowings outstanding	¥5,663	¥10,172	¥7,701

Note:	The amounts of guaranteed borrowings outstanding presented above are the amounts before deduction of reserves for guarantee losses.

Semi-annual Financial Report

(2)	Operating Results of NISSIN

A.	Disclosure under the “Regulation for Disclosure of Special Finance Companies”

1.	Loans Outstanding by Category

	September 30, 2004
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)

Consumers
Unsecured loans (except housing loans)	40,012	49.4%	¥53,252	38.7%	24.13%
Secured loans (except housing loans)	163	0.2	775	0.6	9.85
Housing loans	—	—	—	—	—

Sub-total	40,175	49.6	54,028	39.3	23.92

Business owners
Unsecured loans	40,623	50.1	73,755	53.6	24.58
Secured loans	179	0.2	9,581	7.0	9.77
Notes receivable	105	0.1	155	0.1	13.67

Sub-total	40,907	50.4	83,493	60.7	22.86

Total	81,082	100.0%	¥137,521	100.0%	23.30%

	September 30, 2005
	Number of	Percentage		Percentage	Average
Loan Category	Accounts	of Total	Amount	of Total	Interest Rate

	(in millions except accounts, percentages and interest rates)
Consumers
Unsecured loans (except housing loans)	37,739	48.3%	¥45,626	29.5%	23.77%
Secured loans (except housing loans)	166	0.2	1,467	0.9	11.72
Housing loans	—	—	—	—	—

Sub-total	37,905	48.5	47,093	30.4	23.40

Business owners
Unsecured loans	39,870	51.0	79,323	51.2	23.59
Secured loans	336	0.4	28,254	18.3	7.56
Notes receivable	91	0.1	139	0.1	13.21

Sub-total	40,297	51.5	107,716	69.6	19.37

Total	78,202	100.0%	¥154,810	100.0%	20.62%

Notes:	1)	The amounts of unsecured loans for consumers represent the sum of the amounts of consumer loans and Wide loans excluding certain collateralized loans. The amounts of unsecured loans for business owners represent the sum of the amounts of small business owner loans excluding certain collateralized loans and Business Timely loans.

	2)	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report

2.	Loans Outstanding by Type of Pledged Assets

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Pledged Assets	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Investment securities	7	0.0%	¥184	0.1%	22	0.0%	¥687	0.4%
of which equity stock	6	0.0	183	0.1	17	0.0	645	0.4
Receivables	19	0.0	168	0.1	39	0.1	279	0.2
of which bank deposits	—	—	—	—	—	—	—	—
Products	—	—	—	—	16	0.0	24	0.0
Real estate	316	0.4	10,005	7.3	422	0.5	28,550	18.5
Foundations	—	—	—	—	—	—	—	—
Other	—	—	—	—	3	0.0	179	0.1

Sub-total	342	0.4	10,357	7.5	502	0.6	29,721	19.2

Guaranteed	56,165	69.3	105,435	76.7	50,790	65.0	98,300	63.5
Unsecured	24,470	30.2	21,573	15.7	26,819	34.3	26,648	17.2
Notes receivable	105	0.1	155	0.1	91	0.1	139	0.1

Sub-total	80,740	99.6	127,164	92.5	77,700	99.4	125,088	80.8

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

3.	Loans Outstanding by Loan Term

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Term	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Revolving loans	24,470	30.2%	¥21,573	15.6%	26,819	34.3%	¥26,648	17.2%
One year or less	476	0.6	9,263	6.7	779	1.0	26,653	17.2
Over one year to 5 years	54,338	67.0	101,611	73.9	48,735	62.3	94,445	61.0
Over 5 years to 10 years	1,777	2.2	4,768	3.5	1,851	2.4	6,757	4.4
Over 10 years to 15 years	17	0.0	236	0.2	13	0.0	230	0.2
Over 15 years o 20 years	4	0.0	69	0.1	5	0.0	74	0.0
Over 20 years to 25 years	—	—	—	—	—	—	—	—
Over 25 years	—	—	—	—	—	—	—	—

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Average loan term per account	52 months				50 months

Notes:	1)	The average loan term per account is calculated based on the assumption that the loan term of revolving loans is three years because the contract is renewed every three years automatically.

	2)	Each amount represents the sum of loans receivable and notes receivable.

Semi-annual Financial Report

4.	Loans Outstanding by Type of Industry

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Type of Industry	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Manufacturing	2,270	2.8%	¥4,991	3.6%	2,127	2.7%	¥5,320	3.4%
Construction	4,991	6.2	10,130	7.4	4,616	5.9	12,762	8.2
Public utility	—	—	—	—	—	—	—	—
Transportation / communication	1,093	1.3	2,307	1.7	979	1.3	2,106	1.4
Wholesale / retail / restaurants	22,729	28.0	38,857	28.3	22,785	29.1	41,731	27.0
Finance / insurance	263	0.3	1,176	0.8	276	0.4	2,850	1.8
Real estate	590	0.7	8,440	6.1	694	0.9	20,852	13.5
Service	7,795	9.6	15,589	11.3	7,701	9.8	19,378	12.5
Individuals	40,175	49.6	54,028	39.3	37,905	48.5	47,093	30.4
Other	1,176	1.5	1,999	1.5	1,119	1.4	2,714	1.8

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Note:	Each amount represents the sum of loans receivable and notes receivable.

5.	Funding Status

	September 30,
	2004		2005
		Average		Average
	Amount	Borrowing Rate	Amount	Borrowing Rate

	(in millions except percentages)
Borrowings from financial institutions	¥84,350	2.28%	¥98,355	1.91%
Other	32,281	2.07	46,620	1.30
of which bonds and commercial paper	28,499	1.98	42,801	1.31

Total	116,632	2.22	144,976	1.74
NISSIN’s capital	67,870	—	75,604	—
of which common stock	7,245	—	8,802	—

Notes:	1)	NISSIN’s capital represents the amount of total assets plus allowances and reserves, including statutory reserves, less the sum of total liabilities and the planned amount of dividends.

	2)	The average borrowing rate is the weighted-average interest rate of borrowings during the period.

Semi-annual Financial Report

B.	Overview of Operations

1.	Number of Branches

	September 30,
	2004	2005

Manned branch and loan offices	55	50

2.	Operating Revenues

(a)	Operating Revenue by Operating Activity

	Six Months Ended September 30,
	2004		2005
		Percentage		Percentage
	Amount	of Total	Amount	of Total

	(in millions except percentages)
Interest income from notes and loans receivable
Small business owner loans	¥5,488	32.7%	¥5,508	34.3%
Business Timely loans	2,412	14.4	2,754	17.2
Secured loans	365	2.2	904	5.6
Notes receivable	35	0.2	10	0.1
Wide loans	5,443	32.4	4,399	27.4
Consumer loans	1,654	9.8	360	2.3

Sub-total	15,398	91.7	13,938	86.9

Other financial income
Interest from deposits	0	0.0	0	0.0
Interest from securities	0	0.0	0	0.0
Other	—	—	—	—

Sub-total	0	0.0	0	0.0

Other operating income
Loan origination fees	619	3.7	880	5.5
Recovery from loans previously charged off	370	2.2	318	2.0
Guarantee fees received	338	2.0	574	3.5
Other	77	0.4	335	2.1

Sub-total	1,406	8.3	2,108	13.1

Total	¥16,805	100.0%	¥16,047	100.0%

Note:	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

(b)	Interest Income from Notes and Loans Receivable by Region

	Six Months Ended September 30,
	2004		2005
		Percentage		Percentage
Region	Amount	of Total	Amount	of Total

	(in millions except percentages)
Hokkaido	¥459	3.0%	¥633	4.5%
Tohoku	783	5.1	340	2.4
Kanto	6,477	42.1	6,714	48.2
Chubu	1,464	9.5	1,277	9.2
Kinki	2,684	17.4	2,219	15.9
Chugoku	871	5.7	961	6.9
Shikoku	917	5.9	375	2.7
Kyushu	1,739	11.3	1,417	10.2

Total	¥15,398	100.0%	¥13,938	100.0%

Notes:	1)	Consumption taxes are excluded from the amounts presented above.

	2)	“Regions” are categorized by location of the branch or loan office. The prefectures included in each region are as follows:

		(The same definitions of regions also apply to those under 4-(d)).

Hokkaido:	Hokkaido
Tohoku:	Iwate, Miyagi, Fukushima
Kanto:	Ibaraki, Tochigi, Gunma, Saitama, Chiba, Tokyo, Kanagawa
Chubu:	Niigata, Ishikawa, Nagano, Shizuoka, Aichi
Kinki:	Kyoto, Osaka, Hyogo, Nara
Chugoku:	Okayama, Hiroshima
Shikoku:	Tokushima, Kagawa, Ehime, Kochi
Kyushu:	Fukuoka, Kumamoto, Oita, Kagoshima, Okinawa

3.	Originated Loan Amounts by Product

	Six Months Ended September 30,
	2004		2005
		Percentage		Percentage
Loan Product	Amount	of Total	Amount	of Total

	(in millions except percentages)
Small business owner loans	¥19,875	38.3%	¥21,775	29.8%
Business Timely loans	7,344	14.2	12,253	16.8
Secured loans	10,858	20.9	29,784	40.7
Notes receivable	3,629	7.0	298	0.4
Wide loans	7,574	14.6	7,759	10.6
Consumer loans	2,599	5.0	1,251	1.7

Total	¥51,882	100.0%	¥73,123	100.0%

Semi-annual Financial Report

4.	Loans Outstanding

(a)	Loans Outstanding by Product

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Loan Product	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Small business owner loans	23,909	29.5%	¥54,724	39.8%	22,419	28.7%	¥56,333	36.4%
Business Timely loans	16,733	20.6	19,198	14.0	17,517	22.4	23,693	15.3
Secured loans	323	0.4	10,189	7.4	419	0.5	28,569	18.5
Notes receivable	105	0.1	155	0.1	91	0.1	139	0.1
Wide loans	32,275	39.8	50,878	37.0	28,454	36.4	43,119	27.8
Consumer loans	7,737	9.6	2,374	1.7	9,302	11.9	2,955	1.9

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

(b)	Loans Outstanding by Loan Balance

	September 30,
	2004				2005
	Number of	Percentage of		Percentage of	Number of	Percentage of		Percentage of
Loan Balance	Accounts	Total	Amount	Total	Accounts	Total	Amount	Total

	(in millions except accounts and percentages)
¥500,000 or less	15,388	19.0%	¥4,497	3.3%	18,008	23.0%	¥5,352	3.5%
¥500,001 ~ ¥1,000,000	15,773	19.5	12,711	9.2	15,825	20.3	12,383	8.0
¥1,000,001 ~ ¥3,000,000	42,988	53.0	79,828	58.0	35,592	45.5	63,741	41.2
¥3,000,001 ~ ¥5,000,000	5,819	7.2	22,369	16.3	6,648	8.5	26,052	16.8
¥5,000,001 ~ ¥10,000,000	930	1.1	6,432	4.7	1,658	2.1	11,296	7.3
Over ¥10,000,000	184	0.2	11,681	8.5	471	0.6	35,983	23.2

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Average balance of loans outstanding per account (in thousands)	¥1,696				¥1,980

Note:	Each amount represents the sum of loans receivable and notes receivable.

(c)	Loans Outstanding by Interest Rate

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Interest Rate	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Less than 20%	1,767	2.2%	¥15,610	11.3%	3,554	4.5%	¥43,986	28.4%
20% or more but less than 25%	49,313	60.8	97,493	70.9	48,074	61.5	87,628	56.6
From 25% to 29.2%	30,002	37.0	24,417	17.8	26,574	34.0	23,195	15.0

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Average contractual interest rate (%)	23.30%				20.62%

Notes:	1)	Each amount represents the sum of loans receivable and notes receivable.

	2)	The average contractual interest rate is the weighted-average interest rate at the end of period.

Semi-annual Financial Report

(d)	Loans Outstanding by Region

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Region	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Hokkaido	2,074	2.6%	¥3,564	2.5%	3,042	3.9%	¥5,064	3.3%
Tohoku	3,720	4.6	6,128	4.5	1,658	2.1	2,623	1.7
Kanto	35,102	43.3	63,725	46.3	37,735	48.2	87,033	56.2
Chubu	6,857	8.5	11,562	8.4	6,174	7.9	10,571	6.8
Kinki	13,876	17.1	22,904	16.7	12,566	16.1	24,105	15.6
Chugoku	3,911	4.8	6,535	4.8	4,703	6.0	7,769	5.0
Shikoku	7,325	9.0	9,402	6.8	5,539	7.1	6,308	4.1
Kyushu	8,217	10.1	13,697	10.0	6,785	8.7	11,333	7.3

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Notes:	1)	The definitions of regions are listed in 2-(b).

	2)	Each amount represents the sum of loans receivable and notes receivable.

(e)	Loans Outstanding by Customers’ Gender and Age

	September 30,
	2004				2005
	Number of	Percentage		Percentage	Number of	Percentage		Percentage
Gender / Age	Accounts	of Total	Amount	of Total	Accounts	of Total	Amount	of Total

	(in millions except accounts and percentages)
Male
20~29 years old	5,453	6.7%	¥9,475	6.9%	4,892	6.2%	¥7,351	4.8%
30~39 years old	12,389	15.3	21,408	15.6	11,635	14.9	21,303	13.8
40~49 years old	12,013	14.8	24,027	17.5	11,931	15.3	37,681	24.3
50~59 years old	12,381	15.3	23,889	17.3	12,360	15.8	29,439	19.0
60 years old or over	6,975	8.6	11,279	8.2	7,188	9.2	15,557	10.0

Sub-total	49,211	60.7	90,079	65.5	48,006	61.4	111,332	71.9

Female
20~29 years old	2,445	3.0	3,148	2.3	2,053	2.6	2,281	1.5
30~39 years old	5,678	7.0	7,990	5.8	5,232	6.7	6,847	4.4
40~49 years old	7,543	9.3	11,451	8.3	7,057	9.0	10,301	6.7
50~59 years old	10,528	13.0	16,240	11.8	10,079	12.9	16,468	10.6
60 years old or over	5,677	7.0	8,611	6.3	5,775	7.4	7,578	4.9

Sub-total	31,871	39.3	47,442	34.5	30,196	38.6	43,477	28.1

Total	81,082	100.0%	¥137,521	100.0%	78,202	100.0%	¥154,810	100.0%

Notes:	1)	For a corporation, the gender and age represent those of its representative director.

	2)	Each amount represents the sum of loans receivable and notes receivable.

5.	Loans Outstanding Per Office and Per Employee

	September 30,
	2004		2005
	Number of		Number of
	Accounts	Amount	Accounts	Amount

	(in millions except accounts)
Loans outstanding per office	1,474	¥2,500	1,564	¥3,096
Loans outstanding per employee	142	241	156	308

Notes:	1)	Loans outstanding per office are calculated based on the total number of branches and loan offices at the end of period. The total numbers of branches and loan offices at September 30, 2004 and 2005 were 55 and 50, respectively.

	2)	Loans outstanding per employee are calculated based on the number of sales persons at the end of period. The numbers of sales persons at September 30, 2004 and 2005 were 570 and 502, respectively.

Semi-annual Financial Report

3.	Challenges for the Company

There were no significant changes in the business and financial issues of the Company and no new issues arose during the six months ended September 30, 2005.

4.	Significant Contracts

None

5.	Research and Development

None

Semi-annual Financial Report

ITEM 3.	OVERVIEW OF PROPERTY AND EQUIPMENT

1.	Major Property and Equipment

There were no significant changes in the Company’s major property and equipment during the six months ended September 30, 2005.

2.	Plans of Acquisitions and Disposals of Property and Equipment

(1)	Acquisitions of Major Property and Equipment

1.	Assets for Internal Use

The following relocations and acquisitions, which were planned at March 31, 2005, were implemented during the six months ended September 30, 2005:

	Description	Expenditures
Company’s Name	(Business Segment)	(in millions)	Date of Completion

NISSIN	Refurbishment of the Tokyo Head Office (Integrated financial services)	¥55	June 2005

	Renovation of the Matsuyama Head Office (Integrated financial services)	1	April 2005

	Relocation and renovation of 8 branches and loan offices (Integrated financial services)	9	September 2005

Notes:	1)	The amounts of expenditures include the amounts of security deposits for leased offices.

	2)	Consumption taxes are excluded from the amounts presented above.

In addition, the following relocations and acquisitions of major property and equipment have been determined during the six months ended September 30, 2005:

		Expenditure Plan (in millions)
				Amount
	Description	Total	Amount	Estimated		Expected Date
Company’s Name	(Business Segment)	Amount	Paid	to Pay	Date Started	of Completion

NISSIN	Renovation of the Tokyo Head Office (Integrated financial services)	¥3	—	¥3	December 2005	December 2005

NIS Lease Co., Ltd., NIS Securities Co., Ltd., and 4 other consolidated subsidiaries	Relocation of offices (Integrated financial services and other businesses)	170	—	170	December 2005	December 2005

Notes:	1)	All future capital expenditures above will be made without additional funding.

	2)	The amounts of expenditures include the amounts of security deposits for leased offices.

	3)	The increase in the above property and equipment will have no significant effect on the financial position or result of operations.

	4)	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

2.	Assets Held for Leases

The following acquisitions of assets held for leases, which were planned at March 31, 2005, were implemented during the six months ended September 30, 2005:

	Description	Expenditures
Company’s Name	(Business Segment)	(in millions)

NIS Lease Co., Ltd.	Assets held for leases (Integrated financial services)	¥1,428

Note:	Consumption taxes are excluded from the amount presented above.

In addition, there were no significant changes in plans for acquisitions of assets held for leases during the six months ended September 30, 2005.

(2)	Disposals of Major Property and Equipment

There were no disposals of major property and equipment planned or implemented at March 31, 2005.

In addition, the following disposals of major property and equipment have been determined during the six months ended September 30, 2005:

		Book Value as of
	Description	September 30, 2005	Expected Date
Company’s Name	(Business Segment)	(in millions)	of Disposal

NISSIN	Relocation and renovation of 7 branches and loan offices (Integrated financial services)	¥4	December 2005

NIS Lease Co., Ltd., NIS Securities Co., Ltd., and 4 other consolidated subsidiaries	Relocation of offices (Integrated financial services and other businesses)	19	December 2005

Notes:	1)	The effect of disposals of the above property and equipment on the financial position or results of operations will be insignificant.

	2)	Consumption taxes are excluded from the amounts presented above.

Semi-annual Financial Report

ITEM 4. OVERVIEW OF NISSIN

1.	Information on Capital Stock

(1)	The Total Number of Shares

1.	Total Number of Authorized Shares

Number of Shares
Type of Shares	(shares)

Common stock	1,920,000,000

Total	1,920,000,000

Note:	The Board of Directors on August 4, 2005 resolved the following amendment to the Articles of Incorporation as of November 18, 2005:

The number of authorized shares was changed to 3,840,000,000 shares.

However, the number will be decreased by the amount of stock retired, if any.

2.	Total Number of Issued Shares

		December 20, 2005
	September 30, 2005	(Filing Date)
Type of Shares	(shares)	(shares)	Stock Exchange	Details

Common stock	666,077,650	1,362,240,856	Tokyo Stock Exchange (First Section) New York Stock Exchange	Share of NISSIN’s common stock with voting rights and without any restriction

Total	666,077,650	1,362,240,856	—	—

Notes:	1)	On November 18, 2005, NISSIN completed a 2-for-1 stock split.

	2)	The number of issued shares of common stock as of the filing date does not include the number of shares newly issued upon exercises of stock options, including conversions of convertible bonds, during the period from December 1, 2005 to the filing date of this semi-annual financial report.

Semi-annual Financial Report

(2)	Information on Stock Options and Convertible Bonds

1.	Stock Options

(Approved at the Annual Shareholders’ Meeting on June 24, 2003)

	September 30, 2005	November 30, 2005

Number of stock options (units):	5,275	4,890
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	2,532,000 (Note 1)	4,694,400 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥111 (Note 2)	¥56 (Note 2)
Exercise period: Exercise price (in yen per share):	August 1, 2003 to July 31, 2006 ¥111	August 1, 2003 to July 31, 2006 ¥56
Amount to be credited to common stock (in yen per share):	¥56	¥28
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts or employee of NISSIN or its wholly-owned subsidiaries at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation of NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation of NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued	Paid-in price per
						(distributed) shares	× share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+	Number of newly issued
(distributed) shares

3)	Each figure for November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split completed on November 18, 2005.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2005	November 30, 2005

Number of stock options (units):	48,544	44,370
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	11,650,560 (Note 1)	21,297,600 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥209 (Note 2)	¥105 (Note 2)
Exercise period:	August 1, 2004 to July 31, 2007	August 1, 2004 to July 31, 2007
Exercise price (in yen per share):	¥209	¥105
Amount to be credited to common stock (in yen per share):	¥105	¥53
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation of NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation of NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued		Paid-in price per
						(distributed) shares	×	share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares	+	Number of newly issued
(distributed) shares

3)	Each figure for November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split completed on November 18, 2005.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2005	November 30, 2005

Number of stock options (units):	640	640
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	153,600 (Note 1)	307,200 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥217 (Note 2)	¥109 (Note 2)
Exercise period:	February 1, 2005 to January 31, 2008	February 1, 2005 to January 31, 2008
Exercise price (in yen per share):	¥217	¥109
Amount to be credited to common stock (in yen per share):	¥109	¥55
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation of NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation of NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued		Paid-in price per
						(distributed) shares	×	share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+		Number of newly issued (distributed)
shares

3)	Each figure for November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split completed on November 18, 2005.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2004)

	September 30, 2005	November 30, 2005

Number of stock options (units):	5,980	4,870
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	1,435,200 (Note 1)	2,337,600 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥268 (Note 2)	¥134 (Note 2)
Exercise period:	May 1, 2005 to April 30, 2008	May 1, 2005 to April 30, 2008
Exercise price (in yen per share):	¥268	¥134
Amount to be credited to common stock (in yen per share):	¥134	¥67
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or temporary employee with tenure of over one year of the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
	Other requirements for the grantee are defined in the Contract on Granting New Share Subscription Rights executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation of NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation of NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued		Paid-in price per
						(distributed) shares	×	share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+		Number of newly issued (distributed)
shares

3)	Each figure for November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split completed on November 18, 2005.

Semi-annual Financial Report

(Approved at the Annual Shareholders’ Meeting on June 22, 2005)

	September 30, 2005	November 30, 2005

Number of stock options (units):	32,700	30,400
Type of shares:	Common stock	Common stock
Number of shares of common stock issuable upon exercise (shares):	3,270,000 (Note 1)	6,080,000 (Note 1)
Amount to be paid in upon stock option exercise (in yen per share):	¥231 (Note 2)	¥116 (Note 2)
Exercise period:	August 1, 2005 to July 31, 2008	August 1, 2005 to July 31, 2008
Exercise price (in yen per share):	¥231	¥116
Amount to be credited to common stock (in yen per share):	¥116	¥58
Requirement for grantee:	Grantee must be a director, statutory auditor, corporate advisor, person with short-term contracts, employee, including employee of the Company loaned to other companies and employee of other companies loaned to the Company, or director, statutory auditor or employee of a business partner company of NISSIN approved by the Board of Directors at the time of the exercise of such new subscription rights. The business partners approved by the Board of Directors are bound by the Contract on Granting New Share Subscription Rights (the “Contract”) entered into between NISSIN and each grantee. However, stock options may be exercised upon the retirement of a director, retirement due to age or under certain other reasonable circumstances.
	Other requirements for the grantee are defined in the Contract executed upon the approval by the Annual Shareholders’ Meeting and the Board of Directors.
Transfer restriction item:	Upon approval by the Board of Directors

Notes:	1)	In the event of a split or consolidation of NISSIN’s stock, the number of shares issuable upon exercise per stock option unit will be adjusted by the following formula, except that the number of shares issuable upon exercise will be rounded down to the nearest share.

		Number of shares as adjusted = Number of shares before adjustment × Split or consolidation ratio

	2)	In the event of a split or consolidation of NISSIN’s stock, the paid-in amount of exercised shares per stock option unit will be adjusted by the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen.

		Paid-in amount as adjusted = Paid-in amount before adjustment / Split or consolidation ratio

		In addition, in the event that NISSIN issues new shares or distributes shares of treasury stock of NISSIN at a price lower than the current market price after the issuance of the stock option, the paid-in amount shall be adjusted in accordance with the following formula, with any fraction of ¥1 occurring upon such adjustment rounded upward to the nearest yen:

						Number of newly issued		Paid-in price per
						(distributed) shares	×	share
				Number of already	+
Paid-in amount as		Paid-in		issued shares		Current market price per share
adjusted	=	amount before	×
		adjustment		Number of already issued shares		+		Number of newly issued (distributed)
shares

3)	Each figure for November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split completed on November 18, 2005.

Semi-annual Financial Report

2.	Convertible Bonds (stipulated by the Commercial Code etc., Article 19-2)

The information with respect to the 3rd convertible bonds (“CBs”) issued on September 13, 2001 is as follows:

	September 30, 2005	November 30, 2005

Balance of CBs (in millions)	¥6,901	¥4,440
Conversion price (in yen)	163.6	81.8
Amount to be credited to common stock (in yen per share)	82	41

Note:	The conversion price and amount to be credited to common stock as of November 30, 2005 is adjusted accordingly, reflecting the 2-for-1 stock split exercised on November 18, 2005.

(3)	Changes in the Number of Issued Shares and Balance of Paid-in Capital

	Increase in Issued	Balance of Issued
	Shares of	Shares of			Change in	Balance of
	Common Stock	Common Stock	Change in	Balance of	Additional	Additional
Date	(shares)	(shares)	Common Stock	Common Stock	Paid-in Capital	Paid-in Capital

	(in millions, except shares)
May 20, 2005	108,933,686	653,602,117	¥—	¥7,779	¥—	¥10,203
April 1, 2005 to September 30, 2005	12,475,533	666,077,650	1,022	8,802	1,018	11,221

Notes:	1)	The increase in the number of issued shares of common stock on May 20, 2005 was due to the 1.2-for-1 stock split.

	2)	The increase in the number of issued shares of common stock and the balance of common stock and additional paid-in capital for the six months ended September 30, 2005 was due to the conversion of convertible bonds.

	3)	On November 18, 2005, the number of issued shares of common stock increased by 666,077,650 shares due to the 2-for-1 stock split.

(4)	Principal Shareholders (Top 10)

		September 30, 2005
		Shares of Common Stock Owned
		Number of Shares	Percentage of Total
Name	Address	(thousand shares)	Issued Shares

Nissin Building Co., Ltd.	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	83,925	12.60%
Shuho, Ltd.	5-8, Nishi-Shinjuku 7-chome, Shinjuku-ku, Tokyo	82,168	12.34
The Master Trust Bank of Japan, Ltd.	11-3, Hamamatsu-cho 2-chome, Minato-ku, Tokyo	41,889	6.29
Japan Trustee Services Bank, Ltd.	8-11, Harumi 1-chome, Chuo-ku, Tokyo	35,688	5.36
Kunihiko Sakioka	13-12, Kinuta 4-chome, Setagaya-ku, Tokyo	22,401	3.36
The Chase Manhattan Bank, N.A. London (Standing agent: Mizuho Corporate Bank, Ltd.)	Woolgate House, Coleman Street, London EC2P 2HD, United Kingdom (6-7, Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	21,582	3.24
Hideo Sakioka	3-13, Minami-machi 1-chome, Matsuyama City, Ehime	19,634	2.95
Trust & Custody Services Bank, Ltd.	8-12, Harumi 1-chome, Chuo-ku, Tokyo	18,658	2.80
State Street Bank & Trust Co. (Standing agent: Mizuho Corporate Bank, Ltd.)	12 Nicholas Lane, London EC4N 7BN, United Kingdom (6-7 Nihonbashi-Kabuto-cho, Chuo-ku, Tokyo)	12,473	1.87
Midori Moriyama	10-12, Chuo 1-chome, Matsuyama City, Ehime	9,943	1.49

Total	—	348,366	52.30%

Notes:	1)	26,765 thousand shares of treasury stock, comprising 4.02% of total number of issued shares at September 30, 2005, are not accounted for in the above list of principal shareholders.

	2)	According to a Report on Large Shareholding pursuant to Regulation Section 27-26 Paragraph 1 of the Securities and Exchange Law submitted on March 31, 2005, Fidelity Investments Japan Limited owned 53,507 thousand shares of NISSIN, but this is excluded from the above list of principal shareholders because the exact number of shares owned by this institution as of September 30, 2005 could not be confirmed.

	3)	According to a Report on Large Shareholding pursuant to Regulation Section 27-26 Paragraph 1 of the Securities and Exchange Law submitted on April 30, 2005, INVESCO Asset Management (Japan) Limited and another institution jointly owned 34,094 thousand shares of NISSIN, but this is excluded from the above list of principal shareholders because the exact number of shares owned by this institution as of September 30, 2005 could not be confirmed.

	4)	According to an Amendment Report on Large Shareholding pursuant to Regulation Section 27-26 Paragraph 2 of the Securities and Exchange Law submitted on September 30, 2005, Goldman Sachs (Japan) Ltd. and 2 other institutions jointly owned 42,267 thousand shares of NISSIN, but these are excluded from the above list of principal shareholders because the exact number of shares owned by these institutions as of September 30, 2005 could not be confirmed.

	5)	Of the shares held above, the following are related to trust businesses:

The Master Trust Bank of Japan, Ltd.	41,889 thousand shares
Japan Trustee Services Bank, Ltd.	35,688 thousand shares
Trust & Custody Services Bank, Ltd.	18,658 thousand shares

Semi-annual Financial Report

(4)	Voting Rights of Capital Stock

1.	Issued Shares

The following table shows the number of issued shares and voting rights by type of such issued shares at September 30, 2005:

	Number of Shares Issued	Number of
Type	(shares)	Voting Rights	Details

Non-voting capital stock	—	—	—
Capital stock with restricted voting rights (Treasury stock)	—	—	—
Capital stock with restricted voting rights (Others)	—	—	—
Capital stock with voting rights (Treasury stock)	(Treasury stock) Common stock 26,765,500	—	Share of NISSIN's common stock without any restriction.
Capital stock with voting rights (Others)	Common stock 639,086,500	6,390,865	(same as above)
Capital stock below 1 unit under	Common stock
Japanese Unit Share System	225,650	—	(same as above)
Total number of shares of capital stock issued	666,077,650	—	—
Total number of voting rights	—	6,390,865	—

Notes:	1)	54,500 shares (equivalent to 545 voting rights) nominally owned by Japan Securities Depositary Center, Inc., are included in the “Capital stock with voting rights (Others)”.

	2)	70 shares of treasury stock are included in the “Capital stock below 1 unit under Japanese Unit Share System”.

2.	Treasury Stock

The following table shows the details on treasury stock at September 30, 2005:

		Shares of Common Stock Owned
			Under Other	Total Number	Percentage of Total
Owner	Address	Under NISSIN’s Name	Names	of Shares	Issued Shares

		(shares except percentages)
(Treasury stock) NISSIN	7-6, Chifune-machi 5-chome, Matsuyama City, Ehime	26,765,500	—	26,765,500	4.02%

Total	—	26,765,500	—	26,765,500	4.02%

2.	Market Price Information

The following table shows the monthly highest and lowest prices of the shares of NISSIN’s common stock during the six months ended September 30, 2005:

	April 2005	May 2005	June 2005	July 2005	August 2005	September 2005

	(in yen)
Highest	¥254	¥241	¥218	¥241	¥259	¥308
						[165]
Lowest	212	200	200	207	224	246
						[144]

Notes:	1)	These prices are those quoted on the First Section of the Tokyo Stock Exchange.

	2)	The prices in brackets are the ex-right prices following completion of stock split.

Semi-annual Financial Report

3.	Changes in Directors and Statutory Auditors

Changes in directors and statutory auditors during the period from the filing date of the Annual Financial Report for the previous fiscal year to the filing date of the Semi-annual Financial Report under review are as follows:

Internal Reassignment

Current Position	Previous Position	Name	Date of Reassignment

Senior Managing Director and Executive Officer General Manager of Inter-Company Department	Managing Director and Executive Officer General Manager of Operations Control Division and Inter-Company Department	Hitoshi Higaki	July 15, 2005

Senior Managing Director and Executive Officer	Senior Managing Director and Executive Officer General Manager of Inter-Company Department		November 1, 2005

Managing Director and Executive Officer General Manager of Operations Control Division and Finance Department	Managing Director and Executive Officer General Manager of Finance Department	Akihiro Nojiri	July 15, 2005

Managing Director and Executive Officer General Manager of Sales & Marketing Control Division, Sales Department, and Osaka Branch Office	Managing Director and Executive Officer General Manager of Sales & Marketing Control Division and Sales Department	Toshioki Otani	November 7, 2005

Director and Executive Officer General Manager, Advice to Operations Control Division	Director and Executive Officer General Manager of Credit Screening Department, and Officer-in-Charge of Eastern Japan Investigation Department and Western Japan Investigation Department	Hiroshi Akuta	November 7, 2005

Director and Executive Officer
Deputy General Manager of Sales & Marketing Control Division, General Manager of Tie-up Loan Department, and Officer-in-Charge of Eastern Japan Investigation Department and Western Japan Investigation Department
	Director and Executive Officer Deputy General Manager of Sales & Marketing Control Division and General Manager of Tie-up Loan Department and Osaka Branch Office	Hidenobu Sasaki	November 7, 2005

Note:	NISSIN has introduced an executive officer system. Changes in executive officers during the period from the filing date of the Annual Financial Report for the previous fiscal year to the filing date of the Semi-annual Financial Report under review are as follows:

Appointment of executive officer

Title	Name	Date of Appointment

Executive Officer General Manager of Credit Screening Department	Hirofumi Mihara	November 7, 2005

Semi-annual Financial Report

ITEM 5. FINANCIAL STATEMENTS

1.	In respect of the requirements for the preparation of the semi-annual consolidated and non-consolidated financial statements

(1)	The preparation of the semi-annual consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Semi-annual Consolidated Financial Statements (the “SCFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 24, 1999).

(2)	The preparation of the semi-annual non-consolidated financial statements conforms to Regulations Concerning Terminology, Forms and Methods of Preparation of the Semi-annual Financial Statements (the “SFS Regulation”), issued by the Ministry of Finance (MOF Ordinance No. 38, 1977).

2.	In respect of the report of independent certified public accountants:

The Company’s semi-annual consolidated financial statements and NISSIN’s semi-annual non-consolidated financial statements as of and for the six months ended September 30, 2004 and those as of and for the six months ended September 30, 2005 were audited by Sanyu & Co. pursuant to the Japanese Securities and Exchange Law Regulation 193-2.

Semi-annual Financial Report

1. Semi-annual Consolidated Financial Statements

(1)	Semi-annual Consolidated Financial Statements

1.	Consolidated Balance Sheets

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits (Note 2)	¥22,062		¥26,778		¥25,820
Notes and loans receivable (Notes 2, 3, 5, 6 and 7)	137,521		154,810		145,307
Purchased loans receivable (Note 2)	6,738		17,328		14,862
Real estate acquired for sale	701		1,163		668
Other	6,376		18,536		10,509
Allowance for loan losses	(8,027)		(9,217)		(8,322)

Total Current Assets	165,373	87.1	209,399	83.8	188,845	83.5

Fixed Assets:
Tangible fixed assets (Note 1)
Assets held for leases	978		3,114		2,131
Land	355		356		356
Other	640		708		681

Total tangible fixed assets	1,974		4,178		3,168

Intangible fixed assets	2,367		2,508		2,618

Investments and other assets
Investment securities	13,775		21,847		24,235
Other (Note 6)	9,652		15,194		10,588
Allowance for loan losses	(3,244)		(3,252)		(3,170)

Total investments and other assets	20,182		33,789		31,653

Total Fixed Assets	24,525	12.9	40,477	16.2	37,441	16.5

Total Assets	¥189,898	100.0	¥249,877	100.0	¥226,287	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total Liabilities,		Total Liabilities,		Total Liabilities,
		Minority		Minority		Minority
		Interests and		Interests and		Interests and
		Shareholders’		Shareholder’s		Shareholder’s
	Amount	Equity	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Accounts payable	¥519		¥333		¥411
Short-term borrowings (Notes 2 and 7)	4,983		6,838		9,016
Current portion of long-term borrowings (Notes 2 and 7)	46,465		51,466		53,835
Current portion of bonds	10,060		6,060		5,060
Current portion of convertible bonds	—		6,901		—
Commercial paper	1,500		3,900		3,500
Accrued income taxes	2,327		4,268		716
Accrued bonuses	526		528		677
Reserve for guarantee losses	190		523		370
Other (Note 5)	2,426		5,732		2,464

Total Current Liabilities	68,999	36.3	86,553	34.6	76,053	33.6

Long-term Liabilities:
Bonds	7,180		26,120		9,650
Convertible bonds	9,999		—		8,942
Long-term borrowings (Notes 2 and 7)	38,708		62,445		52,683
Asset backed commercial paper (Note 2)	3,782		3,819		6,672
Accrued retirement benefits — directors and statutory auditors	330		330		330
Other	511		1,601		4,943

Total Long-term Liabilities	60,512	31.9	94,317	37.8	83,221	36.8

Statutory Reserve:
Reserve for securities transactions	—		68		68

Total Statutory Reserve	—	—	68	0.0	68	0.0

Total Liabilities	129,511	68.2	180,938	72.4	159,344	70.4

MINORITY INTERESTS:
Minority interests	800	0.4	1,447	0.6	1,150	0.5

SHAREHOLDERS’ EQUITY:
Common stock	7,245	3.8	8,802	3.6	7,779	3.4
Additional paid-in capital	9,842	5.2	11,766	4.7	10,465	4.6
Retained earnings	42,887	22.6	46,275	18.5	42,659	18.9
Unrealized gains on investment securities	2,917	1.5	3,041	1.2	7,935	3.5
Foreign currency translation adjustments	—	—	54	0.0	(8)	(0.0)
Treasury stock	(3,307)	(1.7)	(2,448)	(1.0)	(3,037)	(1.3)

Total Shareholders’ Equity	59,585	31.4	67,490	27.0	65,793	29.1

Total Liabilities, Minority Interests and Shareholders’ Equity	¥189,898	100.0	¥249,877	100.0	¥226,287	100.0

Semi-annual Financial Report

2.	Consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total		Total		Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥15,398		¥13,938		¥29,250
Revenue from purchased loans	3,055		4,968		10,095
Other financial income	0		0		0
Other operating income	2,358		9,480		6,522

Total operating revenues	20,813	100.0	28,387	100.0	45,867	100.0
Operating Expenses:
Financial costs	1,419		1,181		2,733
Costs of purchased loans collected	1,374		3,121		6,850
Other operating expenses (Note 1)	13,416		18,849		27,664

Total operating expenses	16,210	77.9	23,152	81.6	37,248	81.2

Operating Income	4,603	22.1	5,234	18.4	8,619	18.8

Other Income:
Interest income from securities	0		0		1
Interest and dividends	3		61		27
Dividends from insurance	0		0		2
Equity income in affiliate, net	0		19		—
Income from investment funds	0		169		0
Fees received in connection with sale of loans receivable	385		—		392
Fees received from stock loaned	50		68		74
Other	50		50		119

Total other income	491	2.4	370	1.4	617	1.3
Other Expenses:
Interest expense on borrowings (other)	46		180		144
Stock issuance costs	67		36		118
Bond issuance costs	9		83		54
Penalty for cancellation of real estate lease contracts	46		—		69
Syndicated loan borrowing costs	140		30		140
Business settlement expenses	—		40		—
Other	13		14		116

Total other expenses	324	1.6	387	1.4	644	1.4

Ordinary Income	4,770	22.9	5,217	18.4	8,592	18.7

(Continued)

Semi-annual Financial Report

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total		Total		Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

(Continued)	(in millions except percentages)
Special Gains:
Gains on sales of investment securities	18		3,933		972
Gains on change of equity interest	1,510		—		1,341
Reversal of allowance for loan losses	3,327		—		3,327
Other	0		—		0

Total special gains	4,857	23.3	3,933	13.8	5,641	12.3
Special Losses:
Losses on disposal of fixed assets	30		5		109
Losses on sales of investment securities	0		—		9
Losses on change of equity interest	—		42		—
Other	—		9		2,751

Total special losses	31	0.1	57	0.2	2,870	6.3

Income Before Income Taxes and Minority Interests	9,596	46.1	9,092	32.0	11,363	24.7

Income Taxes:
Current	2,265		4,204		3,219
Deferred	1,231		(371)		1,431

Total income taxes	3,496	16.8	3,832	13.5	4,651	10.1

Minority Interests	45	0.2	270	0.9	185	0.4

Net Income	¥6,054	29.1	¥4,989	17.6	¥6,525	14.2

Semi-annual Financial Report

3.	Consolidated Statements of Retained Earnings

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in millions)
Additional Paid-in Capital:
Additional Paid-in Capital at Beginning of Period	¥9,691	¥10,465	¥9,691

Increase of additional paid-in capital:
Stock issuance from exercises of stock options	32	1,018	556
Gains on sales of treasury stock	119	283	218

Total	151	1,301	774

Additional Paid-in Capital at End of Period	9,842	11,766	¥10,465

Retained Earnings:
Retained Earnings at Beginning of Period	37,503	42,659	¥37,503

Increase of retained earnings:
Net income	6,054	4,989	6,525

Total	6,054	4,989	6,525

Decrease of retained earnings:
Cash dividends	599	1,292	1,299
Directors’ and statutory auditors’ bonuses	70	80	70

Total	670	1,372	1,370

Retained Earnings at End of Period	¥42,887	¥46,275	¥42,659

Semi-annual Financial Report

4. Consolidated Statements of Cash Flows

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in millions)
Operating Activities
Income before income taxes	¥9,596	¥9,092	¥11,363
Depreciation and amortization	163	694	664
Provision for loan losses	(2,973)	977	(2,755)
Provision for retirement benefits — directors and statutory auditors	(3)	—	(3)
Accrued bonuses	(92)	(149)	58
Interests and dividends	(4)	(61)	(28)
Interest expenses	1,466	1,362	2,877
Gains on sales of investment securities	—	(3,933)	(972)
Charge-offs of loans receivable	4,563	4,252	8,768
(Gains) losses on change of equity interest	(1,510)	42	(1,341)
Interest receivable	294	(0)	229
Advanced interest received	8	(0)	(9)
Directors’ and statutory auditors’ bonuses	(72)	(83)	(72)
Other	(290)	(3,972)	344

Sub-total	11,145	8,222	19,123
Interests and dividends received	3	61	28
Interest paid	(1,571)	(1,289)	(2,956)
Income taxes paid	(2,696)	(652)	(5,266)

Sub-total	6,881	6,341	10,928
Loan originations	(51,882)	(73,123)	(118,812)
Collections of loans receivable	52,035	59,283	107,110
Proceeds from sale of loans receivable	32,696	—	32,696
Loans purchased	(3,110)	(6,830)	(16,896)
Collections of purchased loans	1,374	3,115	6,708
Proceeds from sales of purchased loans	—	700	—
Purchases of assets held for leases	(946)	(1,450)	(2,466)
Installment loans, net	(1,932)	(1,073)	(3,065)

Net cash provided by (used in) operating activities	35,116	(13,036)	16,202

Investing Activities
Deposits of restricted cash in banks, net	(442)	—	(408)
Time deposits	(5)	(0)	(25)
Proceeds from withdrawal of time deposits	—	5	—
Purchases of tangible fixed assets	(64)	(93)	(84)
Proceeds from sales of tangible fixed assets	—	0	—
Purchases of intangible fixed assets	(1,150)	(106)	(1,474)
Proceeds from sales of intangible fixed assets	10	—	—
Purchases of investment securities	(4,501)	(6,532)	(9,003)
Proceeds from sales of investment securities	34	4,646	1,844
Payments for capital contributions	(3,697)	(4,626)	(4,559)
Other	(1,087)	566	(2,113)

Net cash used in investing activities	(10,902)	(6,139)	(15,825)

(Continued)

Semi-annual Financial Report

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

(Continued)	(in millions)
Financing Activities
Deposits of restricted cash in banks	—	(799)	—
Proceeds from withdrawal of restricted cash in banks	—	418	—
Proceeds from short-term borrowings	8,500	17,299	20,400
Repayments of short-term borrowings	(5,617)	(19,478)	(13,483)
Proceeds from commercial paper	7,100	6,900	15,100
Repayments of commercial paper	(8,800)	(6,500)	(14,800)
Proceeds from long-term borrowings	20,780	38,450	70,085
Repayments of long-term borrowings	(33,947)	(31,057)	(61,907)
Proceeds from bonds	990	17,416	8,445
Payments for redemption of bonds	(11,530)	(30)	(21,560)
Decrease of asset backed commercial paper	(2,682)	(2,852)	(5,087)
Increase of restricted deposits	(225)	(40)	(922)
Decrease of restricted deposits	159	172	965
Proceeds from exercise of stock warrant	42	—	42
Proceeds from issuance of new shares by subsidiaries	2,094	18	2,132
Dividends paid	(534)	(1,291)	(1,298)
Dividends paid by subsidiaries	—	(31)	—
Purchases of treasury stock	(1)	(1)	(1)
Proceeds from sales of treasury stock	540	873	909
Other	280	229	5,745

Net cash (used in) provided by financing activities	(22,851)	19,695	4,765

Effect of exchange rate changes on cash and cash equivalents	—	62	(8)
Net increase in cash and cash equivalents	1,362	519	5,142
Cash and cash equivalents at beginning of period	20,243	25,376	20,243

Cash and cash equivalents at end of period	¥21,605	¥25,958	¥25,376

Semi-annual Financial Report

SIGNIFICANT ITEMS RELATING TO THE PREPARATION OF SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

1.	Scope of Consolidation

All subsidiaries are consolidated as of balance sheet date.

(April 1, 2004 to September 30, 2004)

Number of consolidated subsidiaries:	9 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Property Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd., J One Investment Co., Ltd., Bird’ Eye Technological Investment Corporation, NIS Trading Co., Ltd., and Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd.

Bird’ Eye Technological Investment Corporation, NIS Trading Co., Ltd. and Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd are newly established and become consolidated subsidiaries during the six months ended September 30, 2004.

On June 22, 2004, Nissin Credit Guarantee Co., Ltd. was renamed NIS Property Co., Ltd.

(April 1, 2005 to September 30, 2005)

Number of consolidated subsidiaries:	12 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd., NIS Securities Co., Ltd. , Matsuyama Nissin Leasing (Shanghai) Co., Ltd., NIS Property Co., Ltd., NIS Lease Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., Bird’s Eye Technological Investment Corporation, and other four companies

On May 1, 2005, Yamagen Securities Co., Ltd. was renamed NIS Securities Co., Ltd. and on September 14, 2005, Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. was renamed Matsuyama Nissin Leasing (Shanghai) Co., Ltd.

(April 1, 2004 to March 31, 2005)

Number of consolidated subsidiaries:	11 companies

Names of consolidated subsidiaries:	Nissin Servicer Co., Ltd. , NIS Property Co., Ltd., Nissin Insurance Co., Ltd., NIS Real Estate Co., Ltd., NIS Lease Co., Ltd., J One Investment Co., Ltd., Bird’s Eye Technological Investment Corporation, NIS Trading Co., Ltd., Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd., Miyako Capital Co. Ltd., and Yamagen Securities Co., Ltd.

Bird’s Eye Technological Investment Corporation, NIS Trading Co., Ltd., Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd. and Miyako Capital Co. Ltd. were newly established and became consolidated subsidiaries during the year ended March 31, 2005. Also, Yamagen Securities Co., Ltd. was acquired and became a consolidated subsidiary during the year ended March 31, 2005.

On June 22, 2004, Nissin Credit Guarantee Co., Ltd. was renamed NIS Property Co., Ltd., and on December 17, 2004, Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd. was renamed Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.

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2.	Application of the Equity Method

The equity method is applied to all affiliates as of balance sheet date.

(April 1, 2004 to September 30, 2004)

1.	Number of equity-method affiliates:	4 companies

	Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., CN Capital Co., Ltd., and CN Two Co., Ltd.

The equity method was not applied to Ascot Co., Ltd. for the six months ended September 30, 2004 because NISSIN believes that Ascot Co., Ltd.’s influence on NISSIN’s net income and retained earnings as a group was insignificant.

In addition, CN Two Co., Ltd. was newly established and became an equity method affiliate during the six months ended September 30, 2004.

2.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period, with the exception of CN Two Co., Ltd.

In addition, CN Two Co., Ltd., established on August 25, 2004, has a fiscal year ending May 31. The Company’s consolidated financial statements as of and for the six months ended September 30, 2004 are prepared by using CN Two Co., Ltd.’s adjusted financial statements as of August 31, 2004, for the period starting from the date of establishment to August 31, 2004.

(April 1, 2005 to September 30, 2005)

1.	Number of equity-method affiliates:	8 companies

	Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd., Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd, CN Two Co., Ltd., and other four companies

2.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd., CN Two Co., Ltd. and another company.

In addition, the Company’s consolidated financial statements as of and for the six months ended September 30, 2005 are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. Also, the Company’s consolidated financial statements as of and for the six months ended September 30, 2005 are prepared by using CN Two Co., Ltd. and another company’s adjusted financial statements as of and for the six months ended August 31, 2005.

(April 1, 2004 to March 31, 2005)

1.	Number of equity-method affiliates:	7 companies

	Names of equity-method affiliates:	Shinsei Business Finance Co., Ltd. , Webcashing.com Co., Ltd., Chuo Mitsui Finance Service Co., Ltd., CN Two Co., Ltd., and other three companies

The equity method was not applied to Ascot Co., Ltd. for the year ended March 31, 2005 because NISSIN believes that Ascot Co., Ltd.’ s influence on NISSIN’s net income and retained earnings as a group was insignificant.

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In addition, Chuo Mitsui Finance Service Co., Ltd. was newly established and became an equity-method affiliate during the year ended March 31, 2005. Also, CN Two Co., Ltd. and other two companies, which are equity-method affiliates of Nissin Servicer Co., Ltd., were newly established and became equity-method affiliates during the year ended March 31, 2005.

2.	If the balance sheet date of an equity-method affiliate is different from that of the Company’s consolidated financial statements, the Company’s consolidated financial statements are prepared by using such equity-method affiliate’s financial statements for the relevant accounting period with the exception of Webcashing.com Co., Ltd. and CN Two Co., Ltd.

In addition, Webcashing.com Co., Ltd. has a fiscal year ending September 30. The Company’s consolidated financial statement as of and for the year ended March 31, 2005, are prepared by using Webcashing.com Co., Ltd.’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, CN Two Co., Ltd., established on August 25, 2004, has a fiscal year ending May 31. The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using CN Two Co., Ltd.’s adjusted financial statements as of February 28, 2005, for the period starting from the date of establishment to February 28, 2005.

3.	Balance Sheet Date of Consolidated Subsidiaries

(April 1, 2004 to September 30, 2004)

The balance sheet dates of consolidated subsidiaries which are different from the Company’s consolidated balance sheet date are as follows:

Company Name	Balance Sheet Date

J One Investment Co., Ltd.	June 30
Matsuyama Nissin Investment Consulting (Shanghai) Co., Ltd.	June 30

The Company’s consolidated financial statements as of and for the six months ended September 30, 2004 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, since Matsuyama Nissin Investment Consulting was established on July 9, 2004, only significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

(April 1, 2005 to September 30, 2005)

The balance sheet date of Matsuyama Nissin Leasing (Shanghai) Co., Ltd., is June 30. This date is different from the Company’s consolidated balance sheet date.

The Company’s consolidated financial statements as of and for the six months ended September 30, 2005 are prepared using Matsuyama Nissin Leasing’s financial statements as of and for the six months ended June 30, 2005, and only significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

(April 1, 2004 to March 31, 2005)

The balance sheet dates of consolidated subsidiaries which are different from the date of the Company’s consolidated balance sheet date are as follows:

Company Name	Balance Sheet Date

J One Investment Co., Ltd.	December 31
Matsuyama Nissin Investment & Consulting (Shanghai) Co., Ltd.	December 31

The Company’s consolidated financial statements as of and for the year ended March 31, 2005 are prepared by using J One Investment’s adjusted financial statements as of the Company’s consolidated balance sheet date. In addition, the Company’s consolidated financial statements as of and for the year ended March 31, 2005, are prepared by using Matsuyama Nissin Investment & Consulting’s financial statements as of December 31, 2004, for the period starting from the date of establishment to December 31, 2004, and significant transactions that occurred within the Company’s consolidated balance sheet date are taken into account for consolidation purposes.

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4.	Significant Accounting Policies

(1)	Valuation and Computation of Assets

1.	Investment securities

Other securities:

Marketable securities

Market value is determined by the market price at end of the corresponding period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

In addition, as of September 30, 2005, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed to be investment securities pursuant to Regulation Section 2 Paragraph 2 of the Securities and Exchange Law. The Company took into account net amount equivalent to interest ratio owned based on the most recent financial statement available according to balance sheet date set forth in the partnership agreement.

2.	Derivatives

Market value method

(2)	Depreciation and Amortization of Fixed Assets

1.	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of the newly acquired buildings is computed using the straight-line method.

Depreciation of assets held for leases is computed using the straight-line method over the lease term with the estimated fair value of the leased property at the end of the lease term as residual value.

In addition, additional depreciation expense is charged to provide for disposal losses of the assets held for leases that could occur due to uncollectible lease payments.

2.	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3.	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

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(3)	Allowance for Loan Losses and Accrued Expenses

1.	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

2.	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

3.	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4.	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

5.	Reserves for securities transactions (not applicable as of September 30, 2004)

The amount of reserve for securities transactions is computed as required by the “Cabinet Office Ordinance Concerning Securities Companies”, Ordinance No. 35, pursuant to the Japanese Securities and Exchange Law, Regulation 51, in order to provide for losses on securities transactions in a consolidated subsidiary’s securities business operation.

(4)	Foreign currency translations (not applicable as of September 30, 2004)

Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are included in the statement of income.

The assets and liabilities of the foreign consolidated subsidiaries are translated into yen at the rates of exchange in effect at the balance sheet date. Revenue and expense accounts are translated at the average rate of exchange in effect during the corresponding period. Translation adjustments are presented as a separate component of shareholders’ equity and minority interests.

(5)	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

(6)	Hedging Activities

1.	Accounting for hedging activities

Deferred hedge accounting has been adopted.

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2.	Hedge instruments and hedge items

•	Hedge instruments

Interest rate swaps

•	Hedge items

Cash flow hedge for interest on borrowing with variable rates

3.	Hedging policy

The Company utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4.	Evaluation of hedge effectiveness

The Company determines the effectiveness of its hedging transactions based on the correlation between indicated rates of the hedge instruments and those of the hedge items.

(7)	Other Significant Accounting Policies for the Preparation of Consolidated Financial Statements

1.	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.

However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2.	Revenue from purchased loans and costs of purchased loans collected

Revenue from purchased loans is recognized using the collection amount at the time of collection of such loans.

With respect to the costs of purchased loans collected, for those purchased loans for which the Company can reasonably estimate the expected timing and amount of cash flows, the principal portion of the collection amount is recognized as costs, and for those purchased loans for which the Company can not reasonably estimate the expected timing and amount of cash flows, the collection amount is first recognized as cost until it is fully recovered.

3.	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

5.	Cash and Cash Equivalents Stated in Consolidated Statements of Cash Flows

Cash and cash equivalents in the Consolidated Statements of Cash Flows include cash on hand, highly liquid deposits in banks and short-term investments with negligible risk of fluctuation in value and maturities of three months or less.

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CHANGES IN ACCOUNTING POLICIES

(April 1, 2004 to September 30, 2004)

None

(April 1, 2005 to September 30, 2005)

Revenue from Purchased Loans and Costs of Purchased Loans Collected

The money collected by other financial institutions from borrowers on behalf of the Company was recorded in “Operating revenues” as “Revenue from purchased loans”, and the related costs were recorded in “Operating expenses” as “Costs of purchased loans collected”. However, as the money collected by other financial institutions on behalf of the company has tended to increase, the previous method has been changed to the method of offsetting “Revenue from purchased loans”, which was included in “Operating revenues”, with “Cost of purchased loans collected”, which was included in “Operating expenses”, beginning from the six months ended September 30, 2005.

We have made this change in order to eliminate the uncertainty of the amount of substitute money collections from periodic profits and losses, and reflect the results of the Company’s direct operating activities. Consequently, it will result in presenting a more accurate picture of the Company’s actual business condition in the consolidated statement of income.

As a result of this change in accounting policy, compared with the previous method, the amount of “Revenue from purchased loans”, which was included in “Operating revenues”, and “Costs of purchased loans collected”, which was included in “Operating expenses”, for the six months ended September 30, 2005 decreased by ¥489 million, respectively.

The impact of this change in accounting policies to the Company’s segment information is indicated in “Segment Information”

(April 1, 2004 to March 31, 2005)

Amortization of Consolidation and Equity-Method Account Adjustments

In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight line basis over five years except for insignificant amounts. However, beginning for the year ended March 31, 2005, the Company changed the amortization method and fully charged off the excess amount immediately as incurred.

During the year ended March 31, 2005, the Company incurred a substantial amount of consolidation account adjustments from the acquisition of Yamagen Securities Co., Ltd. and this has led the Company to review its current amortization method regarding consolidation and equity-method account adjustments. As a result of the review, the Company determined that it cannot reasonably estimate the useful life of these excesses. Moreover, in order to avoid the fluctuation in investment risk in connection with changes in business strategy and investment environment, the Company has made this change to adopt a more conservative accounting policy.

Due to this change in accounting policy, ¥201 million of goodwill of an equity-method affiliate at the beginning of this year and ¥599 million of consolidation account adjustments recognized during this year was charged off as special losses. As a result, compared with the previous method, ordinary income for the year ended March 31, 2005 increased by ¥70 million, and income before income taxes decreased by ¥730 million.

In addition, since the acquisition of a subsidiary, which arouse a substantial amount of consolidation account adjustments that led to the change in accounting policies, was incurred during the six months ended March 31, 2005, this change in accounting policies was not applied to the consolidated financial statements for the six months ended September 30, 2004.

Semi-annual Financial Report

Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would be understated by ¥20 million, and income before income taxes would be overstated by ¥180 million.

The impact of this change in accounting policies to the Company’s segment information is indicated in “Segment Information”.

CHANGES IN PRESENTATION

(April 1, 2004 to September 30, 2004)

Consolidated Balance Sheets

“Investment securities”, which was classified as a part of “Investments and other assets” as of September 30, 2003, is classified separately as of September 30, 2004, as the amount of “Investment securities” exceeded 5% of total assets. The amount of “Investment securities” as of September 30, 2003 was ¥3,303 million.

Consolidated Statements of Income

With respect to the loan servicing business, “Revenue from purchased loans”, which was included in “Other operating income” of “Operating revenues” for the six months ended September 30, 2003, and “Costs of purchased loans collected”, which was included in “Other operating expenses” of “Operating expenses” for the six months ended September 30, 2003, are both classified separately from the six months ended September 30, 2004, as their respective amounts became significant.

The presentation of operating revenues and operating expenses for the six months ended September 30, 2003, reflecting these changes in presentation is as follows:

	Six Months Ended September 30,
	2003
		Percentage of Total
	Amount	Operating Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥19,823
Revenue from purchased loans	2,082
Other financial income	0
Other operating income	1,051

Total operating revenues	22,958	100.0
Operating Expenses:
Financial costs	1,741
Costs of purchased loans collected	1,266
Other operating expenses (Note 1)	14,251

Total operating expenses	17,259	75.2

Operating Income	5,698	24.8

Consolidated Statements of Cash Flows

(1)	With respect to cash flows from operating activities, “Gain on change of equity interest “, which was included in “Other” for the six months ended September 30, 2003, is classified separately from the six months ended September 30, 2004, as the amount of “Gain on change of equity interest” became significant. The amount of “Gain on change of equity interest” for the six months ended September 30, 2003 was ¥5 million.

(2)	With respect to cash flows from operating activities, “Payments for loan factored” and “Collections of loan factored”, which were classified separately for the six months ended September 30, 2003, were included in “Other” from the six months ended September 30, 2004, as the amount of “Payments for loan factored” and “Collections of loan factored” became insignificant. The amount of “Payments for loan factored” and “Collections of loan factored” for the six months ended September 30, 2004 were ¥32 million and ¥49 million, respectively.

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(3)	With respect to cash flows from investing activities, “Payments for capital contribution”, which was included in “Other” for the six months ended September 30, 2003, are classified separately from the six months ended September 30, 2004, as the amount of “Payments for capital contribution” became significant. The amount of “Payments for capital contribution” for the six months ended September 30, 2003 was ¥28 million.

(April 1, 2005 to September 30, 2005)

Consolidated Balance Sheets

On June 9, 2004, “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the Japanese Institute of Certified Public Accountants (JICPA) Accounting Committee Report No.14, “Practical Guideline for Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore the Company includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions which was included in “Investment securities” as of September 30, 2005 is ¥3,962 million.

Consolidated Statements of Cash Flows

With respect to cash flows from operating activities, “Gains on sales of investment securities “, which was included in “Other” for the six months ended September 30, 2004, is classified separately from the six months ended September 30, 2005, as the amount of “Gains on sales of investment securities” became significant. The amount of “Gains on sales of investment securities” for the six months ended September 30, 2004 was ¥18 million.

ADDITIONAL INFORMATION

(April 1, 2004 to September 30, 2004)

Consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥62 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

(April 1, 2005 to September 30, 2005)

Consolidated Statements of Cash Flows

Deposits, which are restricted in respect with withdrawal under the clauses of a borrowing contract, were previously recorded as “Deposits of restricted cash in banks, net” in “Cash flows from investing activities”. However, as the transaction volume of these restricted deposits increases and the amount becomes significant, in order to precisely match these restricted deposits with corresponding borrowings and present a more accurate cash flow condition, the previous net presentation method has been changed to the gross presentation method, and were presented separately as “Deposits of restricted cash in banks” and “Proceeds from withdrawal of restricted cash in banks” in “Cash flows from financing activities”, instead of in “Cash flows from investing activities”, beginning from the six months ended September 30, 2005.

Semi-annual Financial Report

As a result of this change, compared with the previous presentation method, “Cash flows from investing activities” for the six months ended September 30, 2005 increased by ¥381 million, and “Cash flows from financing activities” for the six months ended September 30, 2005 decreased simultaneously.

Amortization of Consolidation and Equity-Method Account Adjustments

In prior periods, consolidation and equity method account adjustments, which represent the cost in excess of fair value of net assets acquired in purchase transactions, have been amortized on a straight line basis over five years except for insignificant amounts. However, beginning from the second half of the year ended March 31, 2005, the Company changed the amortization method and fully charged off the excess amount immediately as incurred.

Consequently, if this change in accounting policies was applied for the six months ended September 30, 2004, ordinary income would be understated by ¥20 million, and income before income taxes would be overstated by ¥180 million.

(April 1, 2004 to March 31, 2005)

Consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, the Company adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥113 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

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NOTES TO SEMI-ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2004 and 2005 and March 31, 2005 is ¥921 million, ¥1,672 million and ¥1,257 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Cash and deposits	¥452	¥799	¥418
Notes and loans receivable	21,126	13,585	18,586
Purchased loans receivable	503	420	455

Total	¥22,082	¥14,805	¥19,460

Corresponding borrowings secured by the above collateral at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Short-term borrowings	¥1,500	¥599	¥2,500
Long-term borrowings (including current portion)	19,235	15,722	17,028

Total	¥20,735	¥16,322	¥19,528

Other than the above, notes and loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Notes and loans receivable	¥3,089	¥871	¥1,827
Long-term borrowings (including current portion)	2,805	1,009	2,097

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the consolidated financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Notes and loans receivable”, and the related long-term liability recorded as “Asset backed commercial paper” at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Notes and loans receivable	¥6,895	¥6,363	¥9,216
Asset backed commercial paper	3,782	3,819	6,672

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2004 and 2005 and March 31, 2005 are ¥2,374 million, ¥2,955 million and ¥2,827 million, respectively.

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Note 4.	Commitments and contingencies

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥5,472	¥9,649	¥7,330
Guarantees for borrowings of non-consolidated companies:

Shinsei Business Finance Co., Ltd.	2,300	—	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	1,050	150

Note 5.	Rediscounted notes at September 30, 2004 and 2005 and March 31, 2005 are ¥80 million, ¥89 million and ¥83 million, respectively.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable at September 30, 2004 and 2005 and March 31, 2005 are classified as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
(1) Bankrupt loans receivable	¥969	¥949	¥860
(2) Delinquent loans receivable	3,004	3,091	3,072
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,555	14,296	13,874

Total	¥17,530	¥18,337	¥17,807

Notes:	(1)	“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)	“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)	“Restructured loans receivable” are loans receivable for which the Company reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Note 7.	(1)	In order to raise fund efficiently, the Company entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements at September 30, 2005 are as follows:

September 30,
2005

(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit line	¥14,300
Outstanding borrowings within the limits	(1,650)

Unused balance	¥12,650

(2)	In providing its core business, the integrated financial services, under the terms and conditions of the Company’s credit line agreements in connection with loans receivable, the Company may, but is not committed to, lend funds to customers. The Company’s unfunded credit lines at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Total amount of credit line agreements	¥71,339	¥82,099	¥70,727
Loans outstanding under credit line agreements	(21,651)	(26,683)	(23,736)

Total unfunded credit lines	¥49,687	¥55,415	¥46,990
of which unfunded credit lines without loans outstanding	45,236	45,693	40,804

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of the Company.

Under these agreements, the Company also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, the Company examines the agreements regularly in order to take measures for credit conservation.

Semi-annual Financial Report

Consolidated Statements of Income

Note 1.	Significant components of other operating expenses for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in millions)
Other operating expenses:
Costs of leases and installment loans	¥—	¥1,692	¥1,599
Costs of other	964	3,543	1,023
Advertising expenses	68	348	332
Loan losses	33	38	137
Provision for loan losses	4,779	5,024	9,106
Provision for guarantee losses	187	319	370
Salaries for directors and statutory auditors	135	180	289
Salaries for employees	2,600	2,819	5,091
Bonuses	54	33	489
Provision for bonuses	526	506	677
Depreciation and amortization	47	283	212
Taxes and duties	352	260	710
Lease and rental expenses	1,018	944	2,080
Commission fees	422	454	862

Consolidated Statements of Cash Flows

Note 1.	Cash and cash equivalents at September 30, 2004 and 2005 and March 31, 2005 are reconciled to the accounts reported in the consolidated balance sheets as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Cash and deposits	¥22,062	¥26,778	¥25,820
Time deposits with maturities of over 3 months and restricted cash in banks pledged as collateral	(457)	(820)	(443)

Cash and cash equivalents	¥21,605	¥25,958	¥25,376

Semi-annual Financial Report

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Equipment:
Acquisition cost equivalent	¥2,376	¥2,228	¥2,342
Accumulated amortization equivalent	(826)	(1,080)	(1,051)

Book value equivalent	1,550	1,148	1,290
Software:
Acquisition cost equivalent	1,450	436	787
Accumulated amortization equivalent	(750)	(178)	(490)

Book value equivalent	700	258	296
Other:
Acquisition cost equivalent	4	4	4
Accumulated amortization equivalent	(2)	(2)	(2)

Book value equivalent	2	1	2

Total:
Acquisition cost equivalent	¥3,832	¥2,670	¥3,134
Accumulated amortization equivalent	(1,578)	(1,261)	(1,545)

Book value equivalent	2,253	1,408	1,589

2.	Equivalents of outstanding future minimum lease payments at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Due within one year	¥774	¥574	¥558
Due after one year	1,506	856	1,052

Total	¥2,281	¥1,431	¥1,610

3.	Lease payments, amortization expense equivalent and interest expense equivalent for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Lease payments	¥418	¥306	¥840
Amortization expense equivalent	400	291	803
Interest expense equivalent	20	14	41

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of a lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.

Semi-annual Financial Report

Lessor

1.	Acquisition costs, accumulated depreciation and amortization and book value of leased assets at September 30, 2004 and 2005 and March 31, 2005 included in assets held for leases are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Machinery:
Acquisition costs	¥147	¥364	¥295
Accumulated depreciation	(10)	(56)	(24)

Book value	136	308	271
Equipment:
Acquisition costs	844	2,336	1,705
Accumulated depreciation	(54)	(386)	(171)

Book value	789	1,949	1,534
Software:
Acquisition costs	171	341	291
Accumulated amortization	(9)	(63)	(31)

Book value	161	278	259
Other:
Acquisition costs	—	29	13
Accumulated amortization	—	(3)	(0)

Book value	—	26	12
Total:
Acquisition costs	¥1,162	¥3,072	¥2,305
Accumulated depreciation and amortization	(74)	(509)	(227)

Book value	1,088	2,562	¥2,078

2.	Equivalents of outstanding future minimum lease payments to be received at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Due within one year	¥219	¥547	¥397
Due after one year	994	2,135	1,768

Total	¥1,214	¥2,683	¥2,166

3.	Lease revenue, depreciation and amortization expense and interest income equivalent for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Lease revenue	¥133	¥403	¥341
Depreciation and amortization expense	73	282	238
Interest income equivalent	73	178	163

4.	The method used to calculate interest income equivalent of leased assets is as follows:

Interest income equivalent of leased assets is calculated as the amount of total lease payments plus estimated residual value less acquisition costs of the leased assets, with the amount allocated to each relevant accounting period using the interest method.

(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.

Semi-annual Financial Report

Investment Securities

1.	Marketable securities included in other securities at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,						March 31,
	2004			2005			2005
		Carrying			Carrying			Carrying
Other Securities	Cost	Value	Difference	Cost	Value	Difference	Cost	Value	Difference

	(in millions)
Equity securities	¥5,133	¥10,005	¥4,872	¥8,724	¥13,840	¥5,115	¥5,306	¥18,644	¥13,337
Other	499	530	30	—	—	—	—	—	—

Total	¥5,633	¥10,535	¥4,902	¥8,724	¥13,840	¥5,115	¥5,306	¥18,644	¥13,337

2.	Non-marketable securities at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005
Other Securities	Carrying Value	Carrying Value	Carrying Value

	(in millions)
Equity securities	¥2,445	¥3,490	¥2,713
Bonds	308	85	155
Contributions in investment funds	—	3,962	—
Other	35	153	2,422

Total	¥2,789	¥7,691	¥5,291

3.	Investment securities impaired for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005
	Impairment Amount	Impairment Amount	Impairment Amount

	(in millions)
Other securities	¥—	¥—	¥35
			(1,542)

Notes:	1)	Impairment was recognized for investment securities for which the fair value declined by more than 50% or those for which the average month-end market price for the past two years declined by 30% or more but less than 50%.
	2)	The figure in parentheses represents the amount of “Losses on devaluation of investment securities” which reflects the collectibility of unrealized losses from intercompany transactions.

Derivative Transaction

The note for derivative transactions is omitted, as all derivative transactions are treated under the hedge accounting principle at September 30, 2004 and 2005 and March 31, 2005.

Semi-annual Financial Report

Segment Information

The segment information for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 is as follows:

1.	Business Segment Information

Business segment information for the six months ended September 30, 2004 is as follows:

	Six Months Ended September 30, 2004
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥17,275	¥3,344	¥193	¥20,813	¥—	¥20,813
(2) Operating revenues from intersegment sales or transfers	29	—	27	57	(57)	—

Total operating revenues	17,304	3,344	220	20,870	(57)	20,813
Operating expenses	13,548	2,511	238	16,299	(88)	16,210

Operating income (losses)	¥3,756	¥833	¥(17)	¥4,571	¥31	¥4,603

Notes:	1.	Classification of business segments
		Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.
	2.	Main descriptions of each business segment

(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors
Provider of leases and other
Provider of guarantee services
(2) Loan servicing:	Management, collection, acquisition, and investment in specific money claims
(3) Other businesses:	Real estate-related business
Agent for life or non-life insurance companies
Business owner support services
Wholesale trading and other

3.	There are no unapplied operating expenses.

Semi-annual Financial Report

Business segment information for the six months ended September 30, 2005 is as follows:

	Six Months Ended September 30, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥18,194	¥9,380	¥812	¥28,387	¥—	¥28,387
(2) Operating revenues from intersegment sales or transfers	44	6	83	133	(133)	—

Total operating revenues	18,238	9,386	895	28,520	(133)	28,387
Operating expenses	15,321	7,253	1,008	23,583	(430)	23,152

Operating income (losses)	¥2,916	¥2,133	¥(112)	¥4,937	¥297	¥5,234

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

	2.	Main descriptions of each business segment
		(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business
		(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims
		(3) Other businesses:	Real estate-related business Agent for life or non-life insurance companies Business owner support services Wholesale trading and other

	3.	As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company has changed the method of recording the money collected from borrowers on behalf of the Company and its related costs to the method of offsetting “Revenue from purchased loans”, which was included in “Operating revenues”, with “Costs of purchased loans collected”, which was included in “Operating expenses”, beginning from the six months ended September 30, 2005. Consequently, if the previous method was applied for the six months ended September 30, 2005, “Operating revenues from third parties” and “Operating expenses” from loan servicing would be understated by ¥489 million, respectively.

	4.	There are no unapplied operating expenses.

Semi-annual Financial Report

Business segment information for the year ended March 31, 2005 is as follows:

	Year Ended March 31, 2005
	Integrated
	Financial	Loan	Other
	Services	Servicing	Businesses	Total	Eliminations	Consolidated

	(in millions)
Operating revenues and operating income
Operating revenues:
(1) Operating revenues from third parties	¥34,043	¥11,670	¥154	¥45,867	¥—	¥45,867
(2) Operating revenues from intersegment sales or transfers	103	32	82	217	(217)	—

Total operating revenues	34,146	11,702	236	46,085	(217)	45,867
Operating expenses	27,552	9,775	287	37,615	(367)	37,248

Operating income (losses)	¥6,594	¥1,926	¥(51)	¥8,470	¥149	¥8,619

Notes:	1.	Classification of business segments

Business segments are classified by taking into consideration the similarity of the nature and essence of businesses and the operating transactions.

2.	Main description of each business segment

	(1) Integrated financial services:	Provider of loan products to individuals, including consumers, small business owners and sole proprietors Provider of leases and other Provider of guarantee services Securities business
	(2) Loan servicing:	Management, collection, acquisition and investment in specific money claims
	(3) Other businesses:	Real estate-related business Business owner support services Agent for life or non-life insurance companies Wholesale trading and other

3.	As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company changed its amortization method for consolidation account adjustments and fully charged off the excess amount immediately as incurred. Consequently, if the previous method was applied for the year ended March 31, 2005, operating income from integrated financial services would be overstated by ¥29 million.

4.	There are no unapplied operating expenses.

2.	Geographical Segment Information

Geographical segment information is omitted for the six months ended September 30, 2004 and 2005, and the year ended March 31, 2005, as domestic operating revenues accounted for more than 90% of the total operating revenues for all segments during the corresponding period.

3.	Overseas Operating Revenues

Overseas operating revenues information is omitted for the six months ended September 30, 2004 and 2005, and the year ended March 31, 2005, as overseas operating revenues accounted for less than 10% of the total operating revenues during the corresponding period.

Semi-annual Financial Report

Per Share Data

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in yen)
Consolidated:
Shareholders’ equity per share	¥234.07	105.57	¥127.11
Net income per share:
Basic	23.88	7.96	12.67
Diluted	20.92	7.35	11.53

Notes:	1. The basis for computation of basic and diluted net income per share presented above is as follows:

			Year Ended
	Six Months Ended September 30,		March 31,
	2004	2005	2005

	(in millions)
Net income	¥6,054	¥4,989	¥6,525
Net income attributable to common stock	6,054	4,989	6,445
Amounts not attributable to common shareholders:
Directors and statutory auditors bonuses	—	—	80
Adjustment to net income for the calculation of diluted net income per share:
Interest payments, net of taxes	50	41	100
Losses on change of equity interest as a result of exercise of stock options of a subsidiary	(221)	(13)	(53)

			Year Ended
	Six Months Ended September 30,		March 31,
	2004	2005	2005

	(thousand shares)
Weighted-average number of outstanding shares	253,519	626,591	508,678
Securities with dilutive effect:
Convertible bonds	25,443	50,487	50,471
Stock options	2,219	5,143	4,156

In addition, securities without dilutive effect which are not reflected in the calculation for diluted net income per share for the six months ended September 30, 2004 and September 30, 2005 are as follows:

Six Months Ended September 30,
2004	2005

Stock options	Stock options
Special resolution date: June 22, 2004	Special resolution date: June 22, 2004
Number of stock options: 62,660 units	Number of stock options: 5,980 units

The details of all the securities mentioned above are stated in “ITEM 4-1 — (2) OVERVIEW OF NISSIN — Information on Capital Stock — Information on Stock Options and Convertible Bonds”.

All securities are reflected in the calculation for the diluted net income per share for the year ended March 31, 2005 since such securities have been considered to have dilutive effect.

Semi-annual Financial Report

2.	On November 19, 2004, NISSIN completed a 2-for-1 stock split, and on May 20, 2005, NISSIN completed a 1.2-for-1 stock split. If the stock split is deemed to have occurred on April 1, 2004, per share data for the six months ended September 30, 2004 and the year ended March 31, 2005 would be adjusted retroactively as follows:

	Six Months Ended	Year Ended
	September 30, 2004	March 31, 2005

	(in yen)
Shareholders’ equity per share	¥97.53	¥105.92
Net income per share:
Basic	9.95	10.56
Diluted	8.72	9.61

Significant Subsequent Events

(April 1, 2004 to September 30, 2004)

1.	On August 17, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	269,641,910 shares
4) Stock split date:	November 19, 2004
5) Dividend paid for the period from:	October 1, 2004

If the stock split is deemed to have occurred on April 1, 2003, per share data would be adjusted retroactively as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2003	2004	2004

	(in yen)
Shareholders’ equity per share	¥94.35	¥117.03	¥106.48
Net income per share:
Basic	5.54	11.94	12.26
Diluted	—	10.46	11.30

The diluted net income per share for the six month ended September 30, 2003 was not presented, as there was no dilutive effect for the corresponding period.

2.	On December 2, 2004, NISSIN and Japan Asia Holdings (Japan) Limited signed an agreement concerning the transfer of 100% of shares of Yamagen Securities Co., Ltd., a wholly owned subsidiary of Japan Asia Holdings (Japan) Limited, to NISSIN. Subsequently, the acquisition of shares was executed on December 3, 2004. This acquisition has been made to enable the Company to provide a full line of financial services from procurement to investment, as well as direct and indirect financing, to all businesses that are invested in by or affiliated with the Company.

The details of the share acquisition are as follows:

1)	Name of selling company:

Japan Asia Holdings (Japan) Limited

Semi-annual Financial Report

2)	Information on company acquired:

Company name:	Yamagen Securities Co., Ltd.
Location:	3-10, Kawaramachi 2-chome, Chuo-ku, Osaka City, Osaka
Representative Director:	Yasushi Takao
Date of establishment:	March 1948
Common stock:	¥1,620 million
Description of business:	Securities business
Scale of business as of and for the year ended March 31, 2004:	Operating revenues	¥1,429 million
	Total assets	¥13,524 million

3)	Information on the share acquisition:

Date of acquisition:	December 3, 2004
Number of shares acquired:	7,036,050 shares
Ratio of interest owned after acquisition:	100%

(April 1, 2005 to September 30, 2005)

1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	666,077,650 shares
4) Stock split date:	November 18, 2005
5) Dividend paid for the period from:	October 1, 2005

If the stock split is deemed to have occurred on April 1, 2004, per share data would be adjusted retroactively as follows:

	Six Months Ended September 30,		Year Ended March 31,
	2004	2005	2005

	(in yen)
Shareholders’ equity per share	¥48.76	¥52.79	¥52.96
Net income per share:
Basic	4.98	3.98	5.28
Diluted	4.36	3.68	4.80

Semi-annual Financial Report

2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. The tender offer was completed on November 28, 2005 and APREK consequently became a subsidiary of NISSIN. APREK provides business financing primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both NISSIN and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprises support services, to customers of APREK in the Kyushu region. The synergy stated above will enhance further the corporate value of both companies.

(1)	Basic information of APREK

Company name:	Aprek Co., Ltd. JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative :	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Relationship between NISSIN and APREK:	There is no capital relationship, personnel relationship, or business relationship between NISSIN and APREK

(2)	Information of the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three months period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of interest to be owned: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

(3)	Number of shares acquired, amount paid for acquisition, and shareholding ratio after the acquisition

Number of shares acquired:	3,132,000 shares
Amount paid for acquisition:	¥1,446 million
Ratio of interest owned after acquisition:	64.25%

Semi-annual Financial Report

(April 1, 2004 to March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	108,933,686 shares
4) Stock split date:	May 20, 2005
5) Dividend paid for the year from:	April 1, 2005

If the stock split is deemed to have occurred on April 1, 2003, per share data would be adjusted retroactively as follows:

	Year Ended March 31,
	2004	2005

	(in yen)
Shareholders’ equity per share	¥88.73	¥105.92
Net income per share:
Basic	10.22	10.56
Diluted	9.42	9.61

2.	The Board of Directors, at a meeting held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issue date of stock options:	April 21, 2005
(2) Number of stock options (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3) Issue price of the stock options:	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

(2)     Other

          None

Semi-annual Financial Report

2.   Semi-annual Non-consolidated Financial Statements

(1)   Semi-annual Non-consolidated Financial Statements

1.   Non-consolidated Balance Sheets

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
	Amount	Total Assets	Amount	Total Assets	Amount	Total Assets

	(in millions except percentages)
ASSETS:
Current Assets:
Cash and deposits	¥18,681		¥18,150		¥17,686
Notes receivable (Note 5)	155		139		145
Loans receivable (Notes 2,3,6 and 7)	137,366		154,671		145,162
Other	1,847		3,742		3,069
Allowance for loan losses	(6,914)		(7,157)		(6,864)

Total Current Assets	151,136	84.4	169,545	77.2	159,199	77.0

Fixed Asset:
Tangible fixed assets (Note 1)
Land	355		355		355
Other	610		626		598

Total tangible fixed assets	966		982		954

Intangible fixed assets	2,209		2,180		2,351

Investments and other assets
Investment securities	13,325		17,554		21,368
Loans to affiliates	—		20,444		13,634
Other (Note 6)	14,719		12,386		12,441
Allowance for loan losses	(3,244)		(3,479)		(3,167)

Total investments and other assets	24,799		46,905		44,276

Total Fixed Assets	27,975	15.6	50,068	22.8	47,582	23.0

Total Assets	¥179,111	100.0	¥219,613	100.0	¥206,782	100.0

Semi-annual Financial Report

	September 30,				March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total Liabilities		Total Liabilities		Total Liabilities
		and Shareholders’		and Shareholders’		and Shareholders’
	Amount	Equity	Amount	Equity	Amount	Equity

	(in millions except percentages)
LIABILITIES:
Current Liabilities:
Short-term borrowings (Notes 2 and 7)	¥4,183		¥3,740		¥7,417
Current portion of long-term borrowings (Notes 2 and 7)	44,490		44,241		48,874
Current portion of bonds	10,000		6,000		5,000
Current portion of convertible bonds	—		6,901		—
Commercial paper	1,500		3,900		3,500
Accrued income taxes	1,880		3,257		81
Accrued bonuses	482		448		616
Reserve for guarantee losses	173		479		349
Other (Note 5)	1,696		4,221		1,222

Total Current Liabilities	64,405	35.9	73,188	33.3	67,059	32.4
Long-term Liabilities:
Bonds	7,000		26,000		9,500
Convertible bonds	9,999		—		8,942
Long-term borrowings (Notes 2 and 7)	35,677		50,374		44,564
Asset backed commercial paper (Note 2)	3,782		3,819		6,672
Accrued retirement benefits — directors and statutory auditors	330		330		330
Other	489		913		4,851

Total Long-term Liabilities	57,279	32.0	81,437	37.1	74,861	36.2

Total Liabilities	121,685	67.9	154,625	70.4	141,920	68.6

SHAREHOLDERS’ EQUITY:
Common stock	7,245	4.1	8,802	4.0	7,779	3.8
Additional paid-in capital
General	9,679		11,221		10,203
Other
Gain on sales of treasury stock	163		545		262

Total additional paid-in capital	9,842	5.5	11,766	5.4	10,465	5.1
Retained earnings
Legal reserve	400		400		400
General reserves	35,100		38,900		35,100
Unappropriated retained earnings	5,227		5,385		6,240

Total retained earnings	40,728	22.7	44,686	20.3	41,740	20.2
Unrealized gains on investment securities	2,917	1.6	2,181	1.0	7,913	3.8
Treasury stock	(3,307)	(1.8)	(2,448)	(1.1)	(3,037)	(1.5)

Total Shareholders’ Equity	57,426	32.1	64,987	29.6	64,861	31.4

Total Liabilities and Shareholders’ Equity	¥179,111	100.0	¥219,613	100.0	¥206,782	100.0

Semi-annual Financial Report

2.   Non-consolidated Statements of Income

	Six Months Ended September 30,				Year Ended March 31,
	2004		2005		2005
		Percentage of		Percentage of		Percentage of
		Total		Total		Total
		Operating		Operating		Operating
	Amount	Revenues	Amount	Revenues	Amount	Revenues

	(in millions except percentages)
Operating Revenues:
Interest income from notes and loans receivable	¥15,398		¥13,938		¥29,250
Other financial income	0		0		0
Other operating income	1,406		2,108		3,120

Total operating revenues	16,805	100.0	16,047	100.0	32,370	100.0
Operating Expenses:
Financial costs	1,419		1,181		2,733
Other operating expenses (Note 5)	11,207		11,629		22,090

Total operating expenses	12,627	75.1	12,810	79.8	24,824	76.7

Operating Income	4,178	24.9	3,236	20.2	7,546	23.3

Other income (Note 1)	513	3.0	446	2.8	825	2.6
Other expenses (Note 2)	259	1.5	135	0.8	382	1.2

Ordinary Income	4,432	26.4	3,547	22.2	7,989	24.7

Special gains (Note 3)	3,346	19.9	4,011	25.0	4,264	13.2
Special losses (Note 4)	31	0.2	300	1.9	2,019	6.3

Income Before Income Taxes	7,748	46.1	7,257	45.3	10,234	31.6

Income Taxes:
Current	1,828		3,193		2,290
Deferred	1,352		(245)		1,664

Total income taxes	3,180	18.9	2,948	18.4	3,954	12.2

Net Income	4,567	27.2	4,309	26.9	6,279	19.4

Retained earnings at beginning of period	660		1,076		660
Half-year dividends paid	—		—		700

Unappropriated Retained Earnings at End of Period	¥5,227		¥5,385		¥6,240

Semi-annual Financial Report

SIGNIFICANT ACCOUNTING POLICIES

1.	Valuation and Computation of Assets

(1)	Investment securities

i.	Investment in subsidiaries and affiliates

Cost method, cost being determined by the moving average method

ii.	Other securities

Marketable securities

Market value is determined by market price at end of the corresponding period.
(Marketable securities are carried at market value with unrealized gains and losses. The unrealized gains and losses, net of taxes, are reported in a separate component of shareholders’ equity. Cost of securities sold is computed using the moving average method.)

Non-marketable securities

Cost method, cost being determined by the moving average method.

In addition, as of September 30, 2005, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed to be investment securities pursuant to Regulation Section 2 Paragraph 2 of the Securities and Exchange Law. NISSIN took into account net amount equivalent to interest ratio owned based on the most recent financial statement available according to balance sheet date set forth in the partnership agreement.

(2)	Derivatives (not applicable as of September 30, 2004)

Market value method.

2.	Depreciation and Amortization of Fixed Assets

1)	Tangible fixed assets

Depreciation of tangible fixed assets other than buildings newly acquired after April 1, 1998, excluding building improvements, is computed using the declining-balance method by using rates based on the estimated useful lives of the respective assets, and depreciation of newly acquired buildings is computed using the straight-line method.

2)	Intangible fixed assets

Internal-use software costs are amortized using the straight-line method over 5 years, which is the estimated useful life.

3)	Long-term prepaid expenses

Long-term prepaid expenses are amortized using the straight-line method.

3.	Allowance for Loan Losses and Accrued Expenses

1)	Allowance for loan losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to provide for the amount of loan losses. It is calculated by applying a percentage derived from past collection experience to general loans, and by individually estimating uncollectible amounts with respect to certain doubtful loans.

Semi-annual Financial Report

2)	Accrued bonuses

Accrued bonuses are provided for the payment of employees’ bonuses based on estimated amounts of future payments attributable to the corresponding period.

3)	Reserve for guarantee losses

The reserve for guarantee losses is maintained at a level that, in management’s judgment, is adequate to provide for estimated probable losses from known and inherent risks in guarantee transactions.

4)	Accrued retirement benefits — directors and statutory auditors

Accrued retirement benefits of NISSIN’s directors and statutory auditors are provided at the amount which would have been required if all directors and statutory auditors had terminated their services at the balance sheet date. These amounts are determined in accordance with NISSIN’s internal rules.

4.	Accounting for Lease Transactions

Finance leases, except leases for which the ownership of the leased assets is considered to be transferred to the lessee, are accounted for in the same manner as operating leases.

5.	Hedging Activities (not applicable as of September 30, 2004)

1)	Accounting for hedging activities

Deferred hedge accounting has been adopted.

2)	Hedge instruments and hedge items

• Hedge instruments

     Interest rate swaps

• Hedge items

     Cash flow hedge for interest on borrowing with variable rates

3)	Hedging policy

NISSIN utilizes derivative financial instruments in order to reduce its exposure to fluctuations in interest rates on variable rate borrowings.

4)	Evaluation of hedge effectiveness

NISSIN determines the effectiveness of its hedging transactions based on the correlation between the indicated rates of the hedge instruments and those of the hedge items.

6.	Other Significant Accounting Policies for the Preparation of Financial Statements

1)	Interest income from notes and loans receivable

Interest income from notes and loans receivable is recognized on an accrual basis.
However, accrued interest income is recognized at the lower of the contractual interest rate or the restricted rate stipulated by the Interest Rate Restriction Law in Japan.

2)	Accounting treatment of consumption taxes

Consumption taxes are excluded from transaction amounts.

Consumption taxes not subject to the exclusion are treated as expense for the corresponding period.

Semi-annual Financial Report

CHANGES IN PRESENTATION

(April 1, 2004 to September 30, 2004)

Non-consolidated Balance Sheets

“Investment securities”, which was classified as a part of “Investments and other assets” as of September 30, 2003, is classified separately as of September 30, 2004, as the amount of “Investment securities” exceeded 5% of total assets. The amount of “Investment securities” as of September 30, 2003 was ¥2,822 million.

(April 1, 2005 to September 30, 2005)

Non-consolidated Balance Sheets

1)	“Loans to affiliates”, which was included in “Other” of “Investments and other assets” as of six months ended September 30, 2004, is classified separately as of September 30, 2005, as the amount of “Loans to affiliates” became more than 5% of the total of assets. The amount of “Loans to affiliates” as of September 30, 2004 was ¥7,253 million.

2)	On June 9, 2004, “Law Concerning an Amendment of Securities and Exchange Law etc., (Article 97, 2004)” was promulgated to be effective from December 1, 2004 and on February 15, 2005, the Japanese Institute of Certified Public Accountants (JICPA) Accounting Committee Report No.14, “Practical Guideline for Accounting of Financial Instruments” was amended. Consequently, a contribution to a limited partnership which operates as an investment fund or similar organization is deemed an investment in securities in accordance with the Securities and Exchange Law, Regulation 2-2 and therefore NISSIN includes these contributions in “Investment securities” as of September 30, 2005. The amount of these contributions which is included in “Investment securities” as of September 30, 2005 is ¥3,962 million.

ADDITIONAL INFORMATION

(April 1, 2004 to September 30, 2004)

Non-consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, NISSIN adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥52 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

(April 1, 2005 to September 30, 2005)

None

Semi-annual Financial Report

(April 1, 2005 to March 31, 2005)

Non-consolidated Statements of Income

In conjunction with the promulgation of the “Law Concerning an Amendment of the Local Tax Laws etc., (Law No. 9, 2003)” on March 31, 2003, the pro forma standard taxation system was adopted for corporate income taxes from the fiscal year beginning on April 1, 2004. Effective April 1, 2004, NISSIN adopted ASB Practical Issues No. 12, “Practical Treatment Concerning Presentation of Income Statement Regarding Pro Forma Standard Taxation of Corporate Income Tax”, which was issued by the Accounting Standards Board of Japan (ASBJ) on February 13, 2004. As a result, value-added tax and capital ratio tax amounting to ¥91 million were charged as a part of corporate enterprise tax, and were included in “Operating expenses — Other operating expenses”.

NOTES TO SEMI-ANNUAL NON-CONSOLIDATED FINANCIAL STATEMENTS

Non-consolidated Balance Sheets

Note 1.	Accumulated depreciation of tangible fixed assets as of September 30, 2004 and 2005 and March 31, 2005 is ¥806 million, ¥846 million and ¥822 million, respectively.

Note 2.	Assets pledged for short and long-term borrowings as collateral at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Loans receivable	¥21,126	¥13,585	¥18,586

Total	¥21,126	¥13,585	¥18,586

Corresponding borrowings secured by the above collateral at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Short-term borrowings	¥1,500	¥—	¥2,500
Long-term borrowings (including current portion)	17,569	13,368	15,715

Total	¥19,069	¥13,368	¥18,215

Other than the above, loans receivable that will be transferred pursuant to forward contracts, and the corresponding long-term borrowings, including current portion, at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Loans receivable	¥3,089	¥871	¥1,827
Long-term borrowings (including current portion)	2,805	1,009	2,097

Semi-annual Financial Report

In addition, NISSIN entrusted certain loans outstanding to a trust bank. In order to raise funds, NISSIN sold its senior beneficiary interest in these loans outstanding in trust to a third party. These transactions constitute a legal sale under Japanese law. Since NISSIN reserves an option to repurchase the senior beneficiary interest, NISSIN does not recognize the extinguishment of the aforementioned interest in the financial statements herein, and the funds are recognized as long-term liability related interest. There is no control over the interest by NISSIN except through the above option. Entrusted loans outstanding included in “Loans receivable”, and the related long-term liability recorded in “Asset backed commercial paper” at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Loans receivable	¥6,895	¥6,363	¥9,216
Asset backed commercial paper	3,782	3,819	6,672

Note 3.	Unsecured consumer loans included in loans receivable at September 30, 2004 and 2005 and March 31, 2005 are ¥2,374 million, ¥2,955 million and ¥2,827 million, respectively.

Note 4.	Commitments and contingencies

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Guarantees for loans outstanding of alliance companies	¥5,325	¥9,302	¥7,008
Guarantees for borrowings of subsidiaries and affiliates:
Shinsei Business Finance Co., Ltd.	2,300	—	3,645
Chuo Mitsui Finance Service Co., Ltd.	—	1,050	150

Note 5.	Rediscounted notes at September 30, 2004 and 2005 and March 31, 2005 are ¥80 million, ¥89 million, and ¥83 million, respectively.

Note 6.	As required by the Nonbank Bond Issuing Law, bankrupt and delinquent loans receivable are classified as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
(1) Bankrupt loans receivable	¥969	¥949	¥860
(2) Delinquent loans receivable	3,004	3,091	3,072
(3) Delinquent loans receivable (three months or more)	—	—	—
(4) Restructured loans receivable	13,555	14,296	13,874

Total	¥17,530	¥18,337	¥17,807

Notes:	(1)
“Bankrupt loans receivable”, for which unreceived interest is not accrued, are loans delinquent for a considerable period of time and for which the principal or interest on such loans is unlikely to be recovered due to the occurrence of events defined in the Japanese Corporation Tax Law (Government Ordinance No. 97, 1965), Regulation 96-1(3) and Regulation 96-1(4).

	(2)	“Delinquent loans receivable” are loans receivable for which unreceived interest is not accrued due to customers’ delinquency, excluding loans receivable mentioned in (1), (4).

	(3)
“Delinquent loans receivable (three months or more)” are loans receivable for which the payments of principal and interest have been delayed for three months or more, excluding loans receivable mentioned in (1), (2).

	(4)
“Restructured loans receivable” are loans receivable for which NISSIN reached agreement with the debtors on favorable treatment for the debtors such as reduction and exemption of interest, grace of principal and interest payments, relinquishment of loans receivable, among others, in order to reorganize the borrowers and support their financial conditions, excluding loans receivable mentioned in (1), (2), (3).

Semi-annual Financial Report

Note 7.	(1)
In order to raise fund efficiently, NISSIN entered into syndicated loan agreements, overdraft agreements, and loan commitment agreements with several banks. The unused balances of these prescribed limit agreements at September 30, 2005 are as follows:

September 30,
2005

(in millions)
Total overdraft facilities, loan commitment limits and syndicated loan credit line	¥8,500
Outstanding borrowings within the limits	—

Unused balance	¥8,500

(2)
In providing its core business, the integrated financial services, under the terms and conditions of NISSIN’s credit line agreements in connection with loans receivable, NISSIN may, but is not committed to, lend funds to customers. NISSIN’s unfunded credit lines at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Total amount of credit line agreements	¥71,339	¥82,099	¥70,727
Loans outstanding under credit line agreements	(21,651)	(26,683)	(23,736)

Total unfunded credit lines	¥49,687	¥55,415	¥46,990
of which unfunded credit lines without loans outstanding	45,236	45,693	40,804

Certain portions of these agreements lapse without ever being used. Therefore, the amount of unfunded credit lines will not necessarily affect future cash flows of NISSIN.

Under these agreements, NISSIN also may discontinue or reduce the credit lines of customers based on the deterioration of their credit status and other substantial reasons. In addition, NISSIN examines the agreements regularly in order to take measures for credit conservation.

Semi-annual Financial Report

Non-consolidated Statements of Income

Note 1.	Significant components of other income for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Other income:
Interest income from securities	¥0	¥—	¥1
Dividends received	3	105	27
Guarantee fees received from subsidiaries and affiliates	17	12	39
Dividends from insurance	0	—	—
Interest income from loans to subsidiaries and affiliates	46	250	246
Fees received in connection with sale of loans receivable	385	—	392
Fee received from stock loaned	50	61	81

Note 2.	Significant components of other expenses for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Other expenses:
Stock issuance costs	¥55	¥34	¥104
Bond issuance costs	9	83	54
Penalty for cancellation of real estate lease contracts	46	—	69
Syndicated loan borrowing costs	140	5	140

Note 3.	Significant components of special gains for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Special gains:
Gain on sales of investment securities	¥18	¥4,011	¥937
Reversal of allowance for loan losses	3,327	—	3,327

Note 4.	Significant components of the special losses for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Special expenses:
Losses on disposal of fixed assets	¥30	¥5	¥103
Losses on sales of investment securities	0	—	1,552
Provision for loan losses	—	258	—

Semi-annual Financial Report

Note 5.	Depreciation and amortization for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Depreciation and amortization:
Tangible fixed assets	¥29	¥32	¥61
Intangible fixed assets	13	238	139

Lease

Finance leases, except leases for which the ownership of the leased assets is transferred to the lessee, are as follows:

Lessee

1.	Equivalents of acquisition costs, accumulated amortization, accumulated impairment and book value at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Equipment:
Acquisition costs equivalent	¥2,368	¥2,218	¥2,335
Accumulated amortization equivalent	(820)	(1,077)	(1,050)

Book value equivalent	1,548	1,140	1,285
Software:
Acquisition costs equivalent	1,317	267	625
Accumulated amortization equivalent	(723)	(130)	(460)

Book value equivalent	593	137	165
Other:
Acquisition costs equivalent	4	4	4
Accumulated amortization equivalent	(2)	(2)	(2)

Book value equivalent	2	1	2

Total:
Acquisition costs equivalent	¥3,689	¥2,490	¥2,965
Accumulated amortization equivalent	(1,546)	(1,210)	(1,512)

Book value equivalent	2,143	1,280	1,452

2.	Equivalents of outstanding future minimum lease payments at September 30, 2004 and 2005 and March 31, 2005 are as follows:

	September 30,		March 31,
	2004	2005	2005

	(in millions)
Due within one year	¥742	¥536	¥522
Due after one year	1,428	765	950

Total	¥2,170	¥1,301	¥1,473

Semi-annual Financial Report

3.	Lease payments, amortization expense equivalent and interest expense equivalent for the six months ended September 30, 2004 and 2005 and the year ended March 31, 2005 are as follows:

	Six Months Ended		Year Ended
	September 30,		March 31,
	2004	2005	2005

	(in millions)
Lease payments	¥407	¥286	¥801
Amortization expense equivalent	390	273	767
Interest expense equivalent	19	13	38

4.	The method used to calculate amortization expense equivalent and interest expense equivalent of leased property is as follows:

•	Amortization expense equivalent is calculated by using the straight-line method over the respective lease terms with no residual value.

•	Interest expense equivalent of lease obligation is calculated as the difference between the total lease payments and the acquisition cost equivalent of the leased property, with the amount allocated to each relevant accounting period using the interest method.

(Impairment of Fixed Assets)

There is no impairment loss allocated to leased assets.

Investment Securities

Information regarding investments in subsidiaries and affiliates with market quotation available at September 30, 2004 and 2005 and March 31, 2005 is as follows:

	September 30,						March 31,
	2004			2005			2005
	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences	Carrying Value	Market Value	Differences

	(in millions)
Investment in
subsidiaries	¥500	¥30,600	¥30,100	¥500	¥34,920	¥34,420	¥500	¥25,200	¥24,700

Total	¥500	¥30,600	¥30,100	¥500	¥34,920	¥34,420	¥500	¥25,200	¥24,700

Note: There were no affiliates with market quotation available at September 30, 2004 and 2005 and March 31, 2005.

Per Share Data

The note for per share data is omitted as the Company prepared Semi-annual Consolidated Financial Statements.

Semi-annual Financial Report

Significant Subsequent Events

(April 1, 2004 to September 30, 2004)

1.	On August 17, 2004, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2004
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	269,641,910 shares
4) Stock split date:	November 19, 2004
5) Dividends paid for the period from:	October 1, 2004

2.	On December 2, 2004, NISSIN and Japan Asia Holdings (Japan) Limited signed an agreement concerning the transfer of 100% of shares of Yamagen Securities Co., Ltd., a wholly owned subsidiary of Japan Asia Holdings (Japan) Limited, to NISSIN. Subsequently, the acquisition of shares was executed on December 3, 2004. This acquisition has been made to enable the Company to provide a full line of financial services from procurement to investment, as well as direct and indirect financing, to all businesses that are invested in by or affiliated with the Company.

The details of the share acquisition are as follows:

1) Name of selling company:

Japan Asia Holdings (Japan) Limited

2) Information on company acquired:

Company name:	Yamagen Securities Co., Ltd.
Location:	3-10, Kawaramachi 2-chome, Chuo-ku, Osaka City, Osaka
Representative Director:	Yasushi Takao
Date of establishment:	March 1948
Common stock:	¥1,620 million
Description of business:	Securities business
Scale of business as of and for the year ended March 31, 2004:	Operating revenues	¥1,429 million
	Total assets	¥13,524 million

3) Information on the share acquisition:

Date of acquisition:	December 3, 2004
Number of shares acquired:	7,036,050 shares
Ratio of interest owned after acquisition:	100%

Semi-annual Financial Report

(April 1, 2005 to September 30, 2005)

1.	On August 4, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	2-for-1 stock split for all shares owned by the shareholders of record on September 30, 2005
2) Type of shares to be issued:	Common stock
3) Increase in the number of shares:	666,077,650 shares
4) Stock split date:	November 18, 2005
5) Dividends paid for the period from:	October 1, 2005

2.	On November 7, 2005, the Board of Directors resolved to acquire shares of Aprek Co., Ltd. (“APREK”) through a cash tender offer. The tender offer was completed on November 28, 2005 and APREK consequently became a subsidiary of NISSIN. APREK provides business financing primarily to owners of small and medium-sized enterprises and sole proprietors in the Kyushu region, which has high potential for growth. Since both NISSIN and APREK are targeting mainly small and medium-sized enterprises, it is anticipated this offer will bring enormous synergy to both companies, by providing real estate-related services, corporate revitalization-related services, and venture enterprises support services, to customers of APREK in the Kyushu region. The synergy stated above will enhance further the corporate value of both companies.

(1)	Basic information of APREK

Company name:	Aprek Co., Ltd. JASDAQ listed (Code: 8489)
Location:	3-31, Bashaku 3-chome, Kokura-kita-ku, Kitakyushu City, Fukuoka
Representative:	Kazumasa Omatsu, Representative Director, President
Date of incorporation:	March 1, 1974
Common stock:	¥482 million
Description of business:	Business financing for small and medium-sized companies
Scale of business:	Operating revenues	¥1,286 million (for the year ended March 31, 2005)
	Total assets	¥9,212 million (as of March 31, 2005)
	Number of employees	107 (as of March 31, 2005)
Relationship between NISSIN and APREK:	There is no capital relationship, personnel relationship, or business relationship between NISSIN and APREK

(2)	Information of the tender offer

Class of shares to be acquired:	Common stock
Period of tender offer:	November 8, 2005 (Tuesday) through November 28, 2005 (Monday)
Tender offer price:	¥450 per share
Basis of calculation of tender offer price:	Tender offer price is calculated on the basis of an approximately 22% premium added to the average closing price (¥370) of APREK on the Jasdaq Securities Exchange, Inc. for the most recent three months period.
Numbers of shares to be acquired:	At least 3,027,000 shares (ratio of interest to be owned: 62.09%)
Tender offer agent:	Nikko Cordial Securities Inc.

(3)	Number of shares acquired, amount paid for acquisition, and shareholding ratio after the acquisition

Number of shares acquired:	3,132,000 shares
Amount paid for acquisition:	1,446 million
Ratio of interest owned after acquisition:	64.25%

Semi-annual Financial Report

(April 1, 2004 to March 31, 2005)

1.	On February 15, 2005, the Board of Directors approved a stock split as follows:

1) Stock split method:	1.2-for-1 stock split for all shares owned by the shareholders of record on March 31, 2005
2) Type of shares subject to be issued:	Common stock
3) Increase in the number of shares:	108,933,686 shares
4) Stock split date:	May 20, 2005
5) Dividend paid for the year from:	April 1, 2005

2.	The Board of Directors, at a meeting held on April 12, 2005, pursuant to the resolution of the Annual Shareholders’ Meeting held on June 22, 2004, approved a special resolution on the issuance of new stock subscription rights for incentive purposes as described below, based upon the provisions of Article 280-20 and Article 280-21 of the Commercial Code.

The purpose of the issuance of stock options is to further increase the desire and motivation of individuals to improve operating results, as well as to attract and retain superior human resources.

(1) Issue date of stock options:	April 21, 2005
(2) Number of stock options (units):	7,440 (Number of shares subject to the stock options shall be 240 shares per unit)
(3) Issue price of the stock options:	Free of charge
(4) Type of shares:	Common stock
(5) Number of shares of common stock:	Up to a maximum total of 1,785,600 shares
(6) Grant for:	A total of 120 NISSIN’s employees, corporate advisors, persons with short-term contracts and temporary employees with tenure of over one year, and NISSIN’s subsidiaries directors and employees.
(7) Amount to be paid in upon stock option exercise (in yen per share):	¥268
(8) Exercise period:	From May 1, 2005 to April 30, 2008

3.	Based upon approval by the Board of Directors on May 17, 2005, NISSIN will issue its 7th series of unsecured bonds as follows.

Total amount of issue:	¥7,500 million
Issue price:	At par (¥100)
Payment date:	June 20, 2005
Maturity:	June 20, 2008
Interest rate:	1.17% per annum
Use of proceeds:	Funds for operating activities and repayment of borrowings

Semi-annual Financial Report

(2)	Other

The half-year dividend per share approved by the Board of Directors on October 25, 2005 is as follows:

(1) Total amount of the half-year dividend (in millions):	¥1,278
(2) Half-year dividend per share (in yen):	¥2.00
(3) Date of half-year dividend payment:	From December 9, 2005

The half-year dividend are paid to shareholders of record as of September 30, 2005.

Semi-annual Financial Report

ITEM 6.	REFERENCE INFORMATION FOR NISSIN

The following documents were submitted to the Director of the Kanto Local Finance Bureau from April 1, 2005 to the filing date of the current semi-annual financial report.

(1)	Annual Financial Report and Attachment for the year ended March 31, 2005 was submitted on June 23, 2005.

(2)	Securities Registration Statement for Stock Options and Attachment were submitted on April 12, 2005 and July 6, 2005.

(3)	Amendment to Securities Registration Statement for Stock Options, which was submitted on April 12, 2005, was submitted on April 21, 2005.

(4)	Supplemental Securities Issuance Registration Statement for Bonds and Attachment were submitted on June 7, 2005 and September 2, 2005.

(5)	Withdrawal of Securities Issuance Registration Statement for Bonds was submitted on November 24, 2005.

(6)	Securities Issuance Registration Statement for Bonds was submitted on November 24, 2005.

(7)	Amendment to Securities Issuance Registration Statement for Bonds was submitted on June 23, 2005 and November 28, 2005.

Semi-annual Financial Report

SECOND SECTION: GUARANTOR COMPANY OF NISSIN

None

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NISSIN CO., LTD. and consolidated subsidiaries as of September 30, 2004, and the related semi-annual consolidated statement of income, the semi-annual consolidated statement of retained earnings and the semi-annual consolidated statement of cash flows for the six-month period ended September 30, 2004. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. and consolidated subsidiaries as of September 30, 2004, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD. and consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 19, 2005

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual consolidated balance sheet of NISSIN CO., LTD. and consolidated subsidiaries as of September 30, 2005, and the related semi-annual consolidated statement of income, the semi-annual consolidated statement of retained earnings and the semi-annual consolidated statement of cash flows for the six-month period ended September 30, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual consolidated financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. and consolidated subsidiaries as of September 30, 2005, and the semi-annual consolidated results of their operations and their cash flows for the six-month period then ended in conformity with accounting principles generally accepted in Japan.

As discussed in “CHANGES IN ACCOUNTING POLICIES”, the Company heretofore recorded the aggregate amount of the “Revenue from purchased loans”, which was included in “Operating revenues”, and “Costs of purchased loans collected”, which was included in “Operating expenses”, regarding the money collected by financial institutions from borrowers on behalf of the Company and its related costs. However, the Company has changed to the method of offsetting “Revenue from purchased loan” with “Costs of purchased loans collected” beginning from the six months ended September 30, 2005.

We have no interest in NISSIN CO., LTD. and consolidated subsidiaries, which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 9, 2004

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual balance sheet of NISSIN CO., LTD. as of September 30, 2004, and the related semi-annual statement of income of NISSIN CO., LTD. for the six-month period ended September 30, 2004. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. as of September 30, 2004, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.

Semi-annual Financial Report

Report of Independent Certified Public Accountants

December 19, 2005

Board of Directors of
NISSIN CO., LTD.

Sanyu & Co.
Representative Partner: Keisuke Takase
Engagement Partner: Tomohiro Koto

Pursuant to Article 193-2 of the “Securities and Exchange Law,” we have audited the semi-annual balance sheet of NISSIN CO., LTD. as of September 30, 2005, and the related semi-annual statement of income of NISSIN CO., LTD. for the six-month period ended September 30, 2005. These semi-annual financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these semi-annual financial statements based on our audit.

We conducted our audit in accordance with semi-annual auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the semi-annual financial statements are free of material misstatement. A semi-annual audit consists mainly of an analytical review, and additional auditing procedures are implemented when necessary. We believe that our semi-annual audit provides a reasonable basis for our opinion.

In our opinion, the accompanying semi-annual financial statements referred to above present useful accounting information regarding the semi-annual financial position of NISSIN CO., LTD. as of September 30, 2005, and the results of its operations for the six-month period then ended in conformity with accounting principles generally accepted in Japan.

We have no interest in NISSIN CO., LTD., which should be disclosed pursuant to the provision of the Certified Public Accountants Law.